UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
_______________________________

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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GARTNER, INC.
(Name of Registrant as Specified in Its Charter)
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April 16, 2024
Dear Stockholder:

On behalf of the Board of Directors and Management of Gartner, Inc., you are invited to attend our 2024 Annual Meeting of Stockholders to be held on Thursday, June 6, 2024, at 10 a.m. Eastern Time, via live audio webcast over the internet at www.virtualshareholdermeeting.com/IT2024. Stockholders or their legal proxy holders can participate, submit questions, vote, and examine our stockholder list at the Annual Meeting by visiting www.virtualshareholdermeeting.com/IT2024 and using a valid control number. As always, we encourage you to vote your shares prior to the Annual Meeting.
Details of the business to be conducted at the meeting are given in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow this letter. The 2023 Annual Report to Stockholders is also included with these materials.
We have mailed to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2024 Proxy Statement and our 2023 Annual Report to Stockholders, and how to vote online on the three management Proposals, put before you this year. The Notice also includes instructions on how to request a paper or email copy of the proxy materials, including the Notice of Annual Meeting, Proxy Statement and Annual Report, and proxy card or voting instruction card. Stockholders who previously either requested paper copies of the proxy materials or elected to receive the proxy materials electronically did not receive a Notice and will receive the proxy materials in the format requested.
In addition, by following the e-consent instructions in the proxy card, stockholders may go paperless in future solicitations and request proxy materials electronically by email on an ongoing basis.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to review the proxy materials and vote your shares, regardless of the number of shares you hold, as soon as possible. You may vote by proxy over the internet or by telephone using the instructions provided in the Notice. Alternatively, if you received paper copies of the proxy materials by mail, you can also vote by following the instructions on the proxy card or voting instruction card. Instructions regarding the three methods of voting are contained in the Notice, proxy card or voting instruction card.
If you have any questions about the meeting, please contact our Investor Relations Department at investor.relations@gartner.com.
Sincerely,
Eugene A. Hall
Chief Executive Officer

2024 Proxy Statement

56 Top Gallant Road
Stamford, Connecticut 06902
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Location
Thursday, June 6, 2024	Attend the annual meeting online, including submitting questions and voting, at www.virtualshareholdermeeting.com/IT2024
10:00 a.m. Eastern Time

Matters To Be Voted On:	(1)	Election of twelve members of our Board of Directors named in this proxy statement;

	(2)	Approval, on an advisory basis, of the compensation of our named executive officers; and

	(3)	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2024 fiscal year.

Record Date:	April 8, 2024 – You are eligible to vote if you were a stockholder of record on this date.

Proxy Voting:
You may vote by internet, telephone or mail, regardless of whether you plan to participate in the Annual Meeting. As always, we recommend voting in advance. Please refer to the section entitled “Information Concerning Proxy Materials and the Voting of Proxies – How Can You Vote?” on page 60 of the Proxy Statement for a description of how to vote.

To be admitted to the Annual Meeting, please visit www.virtualshareholdermeeting.com/IT2024. Online check-in will be available approximately 15 minutes before the meeting starts. Stockholders of record as of the close of business on April 8, 2024, the Record Date, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions, and view the list of registered stockholders as of the Record Date during the Annual Meeting, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/IT2024, enter the 16-digit control number found on your proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”), and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the annual meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. For more information about how to attend the Annual Meeting online, please see “Information Concerning Proxy Materials and the Voting of Proxies – How Can I Participate in the 2024 Annual Stockholders’ Meeting?” on page 58 of the Proxy Statement.
In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the meeting, the chair of the meeting will convene the meeting at 10:30 a.m. Eastern Time on the date specified above and at the location specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the investors page of the company’s website at https://investor.gartner.com.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 6, 2024: We are making this Notice of Annual Meeting, this Proxy Statement and our 2023 Annual Report available on the Internet at www.proxyvote.com and mailing copies of these Proxy Materials to certain stockholders on or about April 16, 2024.
By Order of the Board of Directors,
Thomas Kim
Executive Vice President, General Counsel & Secretary
Stamford, Connecticut
April 16, 2024

2024 Proxy Statement

2024 Proxy Statement

56 Top Gallant Road
Stamford, Connecticut 06902
www.virtualshareholdermeeting.com/IT2024

PROXY STATEMENT

For the Annual Meeting of Stockholders to be held on June 6, 2024
GENERAL INFORMATION
The Annual Meeting and Proposals
The 2024 Annual Meeting of Stockholders of Gartner, Inc. will be held on Thursday, June 6, 2024, at 10:00 a.m. Eastern Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described in greater detail below. This Proxy Statement and form of proxy, together with our 2023 Annual Report to Stockholders, are being furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and any adjournment of the meeting, and are first being made available to our stockholders on or around April 16, 2024. We will refer to our company in this Proxy Statement as “we”, “us”, the “Company” or “Gartner.” The three proposals to be considered and acted upon at the Annual Meeting, which are described in more detail in this Proxy Statement, are:

Proposals		Board Recommendation		Page
1	Election of each of the twelve (12) nominees to our Board of Directors Named Herein	☑	FOR EACH NOMINEE	20
2	Approval, on an advisory basis, of the compensation of our named executive officers (“NEOs”)	☑	FOR	52
3	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2024 fiscal year	☑	FOR	53
Management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement for action at the 2024 Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons designated by the Company as proxies may vote the shares of common stock (“Common Stock”) they represent in their discretion.
The 2024 Annual Meeting of Stockholders will be held in a virtual meeting format only, on the above date and time, via live audio webcast. Stockholders or their legal proxy holders can participate, submit questions, vote, and examine our stockholder list at the Virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/IT2024 and using a valid control number. For more information about how to attend the Annual Meeting online, please see “Information Concerning Proxy Materials and the Voting of Proxies – How Can I Participate in the 2024 Annual Stockholders’ Meeting?” on page 58 of the Proxy Statement. As always, we encourage you to vote your shares prior to the Annual Meeting.
* * *
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical or current facts, including statements regarding our plans and goals, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2023 Annual Report on Form 10-K.

2024 Proxy Statement	1

Forward-looking and other statements in this proxy statement regarding our environmental, social, governance (“ESG”) and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the Securities and Exchange Commission. In addition, historical, current, and forward-looking ESG and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.
Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

2024 Proxy Statement	2

THE BOARD OF DIRECTORS
General Information About Our Board of Directors
The Board of Directors of Gartner, Inc. (the “Board”) currently has 12 directors who serve for annual terms. Our CEO, Eugene A. Hall, has an employment agreement with the Company that obligates the Company to include him on the slate of nominees to be elected to our Board during the term of the agreement. See Executive Compensation – Certain Employment Agreements with Executive Officers – Mr. Hall — Employment Agreement below. There are no other arrangements between any director or nominee and any other person pursuant to which the director or nominee was selected. None of our directors or executive officers is related to another director or executive officer by blood, marriage or adoption.
Each member of our Board has been nominated for election at the 2024 Annual Meeting. See Proposal One – Election of Directors on page 20. Set forth below are the name, age, principal occupation for the last five years, public company board experience, selected additional biographical information and period of service as a director of the Company of each director, as well as a summary of each director’s experience, qualifications and background that, among other factors, support their respective qualifications to continue to serve on our Board.

Peter E. Bisson AGE: 66 DIRECTOR SINCE: 2016 Independent COMMITTEE: Governance/Nominating Committee

Mr. Bisson retired from McKinsey & Company, a global management consulting business, in 2016 where he last served as Director and Global Leader of the High Tech Practice. Mr. Bisson held a number of other leadership positions at McKinsey & Company, including chair of its knowledge committee, which guides the firm’s knowledge investment and communication strategies, member of the firm’s shareholders committee and leader of the firm’s strategy and telecommunications practices. In more than 30 years at McKinsey & Company, Mr. Bisson advised a variety of multinational public companies in the technology-based products and services industry. Mr. Bisson is also a director of Automatic Data Processing, Inc.
As a result of Mr. Bisson’s extensive consulting experience advising clients on corporate strategy and M&A, design and execution of performance improvement programs, and marketing and technology development, he brings to the Board and the Governance/Nominating Committee critical insight into operations and long-term strategy. This, coupled with his in-depth knowledge of the technology space, qualifies him to serve as a director.

Richard J. Bressler AGE: 66 DIRECTOR SINCE: 2006 Independent Financial Expert COMMITTEE: Audit Committee (Chair)

Mr. Bressler is President, Chief Operating Officer and Chief Financial Officer of iHeartMedia, Inc., a mass media company. iHeartMedia, Inc. filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in March 2018 and emerged from bankruptcy in May 2019.
From July 2013 to April 2019, Mr. Bressler also served as the Chief Financial Officer of Clear Channel Outdoor Holdings, Inc., an outdoor advertising company. Prior to joining iHeartMedia, he served as Managing Director of Thomas H. Lee Partners, L.P., a Boston-based private equity firm, from 2006 to July 2013. He joined Thomas H. Lee Partners from his role as Senior Executive Vice President and Chief Financial Officer of Viacom Inc., where he managed all strategic, financial, business development and technology functions. Mr. Bressler has also served in various capacities with Time Warner Inc., including Chairman and Chief Executive Officer of Time Warner Digital Media and Executive Vice President and Chief Financial Officer of Time Warner Inc. Prior to joining Time Inc., he was a partner with the accounting firm of Ernst & Young. Mr. Bressler is currently a director of iHeartMedia, Inc., and a former director of The Nielsen Company B.V. and Warner Music Group Corp.
Mr. Bressler qualifies as an audit committee financial expert due to his extensive financial and operational roles at large U.S. public companies. He has held several senior leadership positions and brings a wealth of management, financial, accounting and professional expertise to our Board and Audit Committee.

2024 Proxy Statement	3

The Board of Directors

Raul E. Cesan AGE: 76 DIRECTOR SINCE: 2012 Independent COMMITTEE: Compensation Committee

Mr. Cesan is the Founder and Managing Partner of Commercial Worldwide LLC, an investment firm. Prior thereto, he spent 25 years at Schering-Plough Corporation, serving in various capacities of substantial responsibility: President and Chief Operating Officer (from 1998 to 2001); Executive Vice President of Schering-Plough Corporation and President of Schering-Plough Pharmaceuticals (from 1994 to 1998); President of Schering Laboratories, U.S. Pharmaceutical Operations (from 1992 to 1994); and President of Schering-Plough International (from 1988 to 1992). Mr. Cesan was also a director of The New York Times Company until April 2018.
Mr. Cesan’s international experience brings important insight to our global business. His 25 years at Schering-Plough give him substantial leadership and extensive operational experience, allowing him to provide valuable guidance to our Board and Compensation Committee.

Karen E. Dykstra AGE: 65 DIRECTOR SINCE: December 2023 Independent Financial Expert COMMITTEE: Audit Committee

Ms. Dykstra served as Chief Financial Officer of VMware, Inc. (“VMware”), a cloud computing and virtualization technology company, from June 2023 to November 2023. Ms. Dykstra also previously served as Chief Financial and Administrative Officer from November 2013 to July 2015 and as Chief Financial Officer from September 2012 to November 2013 of AOL, Inc., an online service provider. From January 2007 until December 2010, Ms. Dykstra was a Partner of Plainfield Asset Management LLC (“Plainfield”), and she served as Chief Operating Officer and Chief Financial Officer of Plainfield Direct LLC, Plainfield’s business development company, from May 2006 to 2010, and as a director from 2007 to 2010. Prior thereto, she spent over 25 years with Automatic Data Processing, Inc., serving most recently as Chief Financial Officer from January 2003 to May 2006, and prior thereto as Vice President – Finance, Corporate Controller and in other capacities. Ms. Dykstra is a director of Arm Limited and a former director of VMware; Crane Co.; AOL, Inc.; and Boston Properties, Inc. Ms. Dykstra previously served on the Board from 2007 to June 2023. She resigned in June 2023 and rejoined the Board and Audit Committee on December 2023. Ms. Dykstra resigned to focus on her role as chief financial officer and executive vice president of VMware, a position she held from June 2023 until November 2023 (following the closing of Broadcom Inc.’s acquisition of VMware on November 22, 2023).
As a result of her past service in principal financial leadership positions, Ms. Dykstra brings to the Board extensive financial expertise, including in-depth knowledge of financial reporting rules and regulations and accounting principles. Ms. Dykstra qualifies as an audit committee financial expert, and her substantial management, financial, accounting and oversight experience provide important expertise to our Board and Audit Committee.

2024 Proxy Statement	4

The Board of Directors

Diana S. Ferguson AGE: 61 DIRECTOR SINCE: 2021 Independent Financial Expert COMMITTEE: Audit Committee

Diana S. Ferguson is the Founder and Principal of Scarlett Investments, LLC, an investment and advisory company for middle-market consumer products businesses founded in 2013. From 2015 to 2020, she served as CFO of Cleveland Avenue, LLC, a venture capital investment company. Previously, Ms. Ferguson also served as CFO of the Chicago Board of Education; Senior Vice President and CFO at The Folgers Coffee Company; and Executive Vice President and CFO of Merisant Worldwide, Inc., a manufacturer of sweetener products. Ms. Ferguson currently serves as a director of Mattel, Inc. and Chair of Sally Beauty Holdings, Inc. Ms. Ferguson is a former director of Frontier Communications Corporation; TreeHouse Foods, Inc.; and Invacare Corporation.
As a former CFO of several large corporations, Ms. Ferguson qualifies as an audit committee financial expert and brings extensive financial, accounting and reporting experience to the Board. In addition, her present and past service on several public boards gives her valuable knowledge and perspective into best practices and corporate strategy.

Anne Sutherland Fuchs AGE: 76 DIRECTOR SINCE: 1999 Independent COMMITTEE: Compensation Committee (Chair) Governance/Nominating Committee

Ms. Fuchs served as Group President, Growth Brands Division, Digital Ventures, a division of J.C. Penney Company, Inc., from November 2010 until April 2012. She also served as Chair of the Commission on Women’s Issues for New York City during the Bloomberg Administration, a position she held from 2002 through 2013. Previously, Ms. Fuchs served as a consultant to companies on branding and digital initiatives and as a senior executive with operational responsibility at LVMH Moët Hennessy Louis Vuitton; Phillips, de Pury & Luxembourg; and several publishing companies, including Hearst Corporation, Conde Nast, Hachette and CBS. Ms. Fuchs is a former director of Pitney Bowes Inc.
Ms. Fuchs’ executive management, content and branding skills plus operations expertise; knowledge of government operations and government partnerships with the private sector; and keen interest and knowledge of diversity, governance and executive compensation matters provide important perspective to our Board and its Compensation and Governance/Nominating Committees.

William O. Grabe AGE: 85 DIRECTOR SINCE: 1993 Independent COMMITTEE: Governance/Nominating Committee (Chair)

Mr. Grabe is an Advisory Director of General Atlantic LLC, a global private equity firm. Prior to joining General Atlantic in 1992, Mr. Grabe was a Vice President and Corporate Officer of IBM Corporation. Mr. Grabe is presently a director of Lenovo Group Limited. He is a former director of Infotech Enterprises Limited, Compuware Corporation, Patni Computer Systems Ltd. (now known as iGate Computer Systems Limited), Covisint Corporation and QTS Realty Trust Inc. Mr. Grabe is also a trustee of the Nature Conservatory in Florida and the NYU Entrepreneurial Institute, as well as a member of the Board of Grand Canyon Trust and the UCLA Anderson School of Management Board of Visitors.
Mr. Grabe’s experience at IBM Corporation and his prior service on several boards in the technology space have given him extensive industry knowledge. In addition, Mr. Grabe’s other directorships have provided him with substantial insight into corporate governance and best practices, which are critical to our Governance/Nominating Committee. His significant senior executive experience, knowledge of business operations and comprehensive understanding of the global information technology industry make him a valued member of the Board and Governance/Nominating Committee.

2024 Proxy Statement	5

The Board of Directors

José M. Gutiérrez AGE: 62 DIRECTOR SINCE: 2023 Independent Financial Expert COMMITTEE: Audit Committee

Prior to his retirement in 2016, Mr. Gutiérrez spent 25 years at AT&T Inc., where he held several senior executive positions including President and/or CEO of five business units ranging from $5 billion to $25 billion in revenue. Mr. Gutiérrez currently serves as a director of Denny’s Corp. and Adient plc. He previously served as a director of Dr. Pepper Snapple Group, where he participated in the merger with JAB’s Keurig, creating a combined $11 billion beverage conglomerate and driving significant value for shareholders. He is also an active member of several boards at the University of Missouri and serves as Vice-Chairman of the Thompson Foundation for Autism.
Mr. Gutiérrez has considerable experience across a diverse range of industries at both the executive and board-level, including strong technology expertise. His leadership roles at AT&T have cultivated a keen insight into corporate strategy and a customer-focused approach to business. He also has significant financial and accounting experience and has been a valued member of several public-company boards, serving in audit, finance, compensation, nominating and governance committees, which make him a valued member of the Board.

Eugene A. Hall AGE: 67 DIRECTOR SINCE: 2004 COMMITTEE: None

Mr. Hall is the Chief Executive Officer of Gartner. Prior to joining Gartner as Chief Executive Officer in 2004, Mr. Hall was a senior executive at Automatic Data Processing, Inc., a Fortune 500 global technology and services company, serving most recently as President, Employers Services Major Accounts Division, a provider of human resources and payroll services. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, most recently as director.
As Gartner’s CEO, Mr. Hall is responsible for developing and executing on the Company’s operating plan and business strategies in consultation with the Board and for driving Gartner’s business and financial performance. He is the sole management representative on the Board. Mr. Hall possesses extensive leadership and industry experience, both at and prior to joining Gartner, including a profound knowledge and understanding of our business, operations and strategy.

Stephen G. Pagliuca AGE: 69 DIRECTOR SINCE: 2010 Independent COMMITTEE: None

Mr. Pagliuca is a Senior Advisor and former Managing Director of Bain Capital Private Equity, LP, a global private equity firm, and former Co-Chairman of Bain Capital, L.P. He is also a Managing Partner and an owner of the Boston Celtics basketball franchise. Mr. Pagliuca is also co-owner and co-chairman of the Serie A professional football club, Atalanta Bergamasca Calcio. Mr. Pagliuca joined Bain & Company in 1982 and founded the Information Partners private equity fund for Bain Capital in 1989. Prior to joining Bain, Mr. Pagliuca worked as a senior accountant and international tax specialist for Peat Marwick Mitchell & Company in the Netherlands. Mr. Pagliuca is a former director of Kioxia Holdings Corporation; Burger King Holdings, Inc.; HCA Healthcare, Inc.; Quintiles Transnational Corporation; Warner Chilcott PLC; the Weather Company; and Axis Bank, Ltd. He currently serves on the board of directors of Coherent Corp. (formerly known as II-VI Incorporated) and Virgin Voyages. Mr. Pagliuca previously served on the Board from 1990 to 2009, but resigned to enter the U.S. Senate race for Massachusetts, and then rejoined the Board in 2010.
Mr. Pagliuca’s 34 years of experience at Bain Capital gives him an in-depth knowledge of corporate strategy, operations and extensive senior leadership experience. He also has a comprehensive subject matter knowledge of Gartner’s history, the development of its business model and the global information technology industry, as well as financial and accounting matters. This experience makes Mr. Pagliuca well-positioned to provide the Board with key insight in evaluating and directing our long-term growth.

2024 Proxy Statement	6

The Board of Directors

Eileen M. Serra AGE: 69 DIRECTOR SINCE: 2017 Independent COMMITTEE: Compensation Committee

Ms. Serra retired from JPMorgan Chase & Co., an international financial services company, in February 2018, where she last served as a Senior Advisor focusing on strategic growth initiatives across Chase Consumer and Community Banking businesses. From 2012 to 2016, she served as the CEO of Chase Card Services. Prior to joining Chase Card Services in 2006, Ms. Serra was a Managing Director at Merrill Lynch. She was a Senior Vice President at American Express and a Partner at McKinsey & Company earlier in her career. Ms. Serra is currently a director of Capital One Financial Corporation. Ms. Serra is a former director of Seven Oaks Acquisition Corp. and Boxed, Inc.
Ms. Serra has extensive operational and management experience, having held senior positions at some of the world’s largest companies. Her experience at Chase also provides her with in-depth knowledge of corporate strategy and growth opportunities. This, coupled with her proven track record of large-scale leadership, enables her to provide valuable guidance to our Board.

James C. Smith AGE: 83 DIRECTOR SINCE: 2002 CHAIRMAN OF THE BOARD SINCE: 2004 Independent COMMITTEE: Audit Committee

Mr. Smith was Chairman of the Board of First Health Group Corp., a national health benefits company, until its sale in 2004. He also served as First Health’s Chief Executive Officer from January 1984 through January 2002 and President from January 1984 to January 2001.
Mr. Smith’s long-time expertise and experience as the founder, senior-most executive and Chairman of the Board of a successful large public company provides a unique perspective and insight into management and operational issues faced by the Board, the Audit Committee and our CEO. This experience, coupled with Mr. Smith’s personal leadership qualities, qualifies him to continue to serve as Chairman of the Board.

2024 Proxy Statement	7

The Board of Directors
Director Skills, Experience and Expertise
The matrix below summarizes what our Board believes are desirable types of experience, qualifications, attributes and skills possessed by one or more of Gartner’s directors because of their particular relevance to the Company’s business and structure. The following matrix does not encompass all the experience, qualifications, attributes or skills of our directors.

	Bisson	Bressler	Cesan	Dykstra	Ferguson	Fuchs	Grabe	Gutiérrez	Hall	Pagliuca	Serra	Smith	Total
Industry Experience	✓	✓		✓					✓		✓		5
Technology	✓			✓			✓	✓	✓	✓			6
Public Company Boards	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓	11
International	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓		11
Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
Corporate Governance	✓				✓	✓	✓	✓				✓	6
Accounting or Finance		✓	✓	✓	✓			✓		✓		✓	7
Capital Markets		✓		✓	✓			✓		✓			5
Executive Compensation		✓	✓	✓	✓	✓	✓	✓	✓		✓	✓	10
Strategic Planning/ Business Development/M&A	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
Operations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
Sales & Marketing			✓			✓	✓	✓			✓	✓	6
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
Cybersecurity		✓		✓	✓			✓	✓	✓	✓	✓	8
Diversity
Gender Identity
Female				✓	✓	✓					✓		4
Male	✓	✓	✓				✓	✓	✓	✓		✓	8
Nonbinary													0
Demographic Background
Black or African American					✓								1
Alaska Native or Native American													0
Asian													0
Hispanic or Latinx			✓					✓					2
Native Hawaiian or Pacific Islander													0
White	✓	✓		✓		✓	✓		✓	✓	✓	✓	9
LGBTQ+													0

2024 Proxy Statement	8

The Board of Directors

4 female directors
3 ethnically diverse directors
50% of our Board members are ethnically or gender diverse
11 of 12 independent director nominees
Board Committees consist of only independent directors
Majority Vote Standard
The Company has adopted a majority vote standard for the election of directors which provides that a nominee must receive more FOR votes than AGAINST votes for election as a director. Should a nominee fail to achieve this threshold, the nominee must immediately tender his or her resignation to the Board. The Governance/Nominating Committee (the “Governance Committee”) will then recommend to the Board whether to accept or reject the tendered resignation, and the Board, in its discretion, will consider and act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.
Compensation of Directors
The Compensation Committee, in consultation with the Governance Committee, reviews all forms of independent director compensation on an annual basis and approves changes, when appropriate. The Compensation and Governance Committees are supported in this review by Exequity, LLP, the Compensation Committee’s independent compensation consultant. The review examines director compensation in relation to two comparator groups: Peer Group and General Industry Group. The Peer Group includes the same companies used to benchmark executive pay. The General Industry Group includes 100 companies; 50 companies larger and 50 companies smaller than Gartner, with median revenues similar to that of Gartner. The Peer Group serves as the primary comparison with the General Industry Group serving as an additional reference, recognizing the broader labor market for director talent. Regular review of the director compensation program is intended to ensure that the director compensation is reasonable and reflects a mainstream approach to the structure of the compensation components and the method of delivery. In October 2022, the Compensation Committee conducted a review of director compensation. Based on this review, Gartner adjusted director annual retainers to more closely approximate pay levels to the Peer Group median, effective as of January 1, 2023. Although Gartner does not target a specific percentile within the Peer Group, the review determined that our annual retainers for directors were in the bottom quartile of the Peer Group and an increase should be considered. After deliberation, the annual director retainer fee per director increased by $30,000 to $90,000, and the additional annual director retainer fee for the Chairman of the Board increased by $50,000 to $150,000. No other changes were made to the director compensation program. Prior to this increase, Gartner last raised director compensation in 2018.

2024 Proxy Statement	9

The Board of Directors
Directors who are also employees receive no additional compensation for their services as directors. Non-management directors are reimbursed for their meeting attendance expenses and receive the following compensation for their service as directors. The table below sets forth director compensation for 2023:

Annual Director Retainer Fee:
$90,000 per director and an additional $150,000 for our non-executive Chairman of the Board, payable in arrears in four equal quarterly installments, on the first business day of each calendar quarter. These amounts are paid in fully vested common stock equivalents (“CSEs”) granted under the Company’s Long-Term Incentive Plan (the “LTIP”), except that a director may elect to receive up to 50% of this fee in cash. The CSEs convert into Common Stock on the date the director’s continuous status as a director terminates, unless the director elects accelerated release as provided in the LTIP. The number of CSEs awarded is determined by dividing the aggregate director fees owed for a quarter (other than any amount payable in cash) by the closing price of the Common Stock on the first business day following the close of that quarter.

Annual Committee Chair Fee:	$10,000 for the chair of our Governance Committee and $15,000 for the chairs of our Audit and Compensation Committees. Amounts are payable in the same manner as the Annual Director Retainer Fee.
Annual Committee Member Fee:
$7,500 for our Governance Committee members, $10,000 for our Compensation Committee members and $15,000 for our Audit Committee members. Committee chairs receive both a committee chair fee and a committee member fee. Amounts are payable in the same manner as the Annual Director Retainer Fee.

Annual Equity Grant:
$240,000 in value of restricted stock units (“RSUs”), awarded annually on the date of the Annual Meeting. The number of RSUs awarded is determined by dividing $240,000 by the closing price of the Common Stock on the award date. The RSUs vest one year after grant subject to continued service as director through that date; release may be deferred beyond the vesting date at the director’s election in accordance with the LTIP.

Director Compensation Table
This table sets forth compensation earned or paid in cash, and the grant date fair value of equity awards made, to our non-management directors on account of services rendered as a director in 2023. Mr. Hall receives no additional compensation for service as director. Mr. Gutiérrez was appointed to the Board in February 2023 and his compensation was prorated for the year. Ms. Dykstra resigned from the Board and Audit Committee in June 2023 and rejoined the Board and Audit Committee in December 2023, and she received compensation only for the part of the year that she served.

Name	Fees Earned Or Paid ($)(1)	Stock Awards ($)(2)	Total ($)(3)
Peter E. Bisson	97,355	239,869	337,224
Richard J. Bressler	119,994	239,869	359,864
Raul E. Cesan	99,828	239,869	339,697
Karen E. Dykstra	53,127	115,994	169,121
Diana S. Ferguson	105,211	239,869	345,080
Anne Sutherland Fuchs	122,313	239,869	362,182
William O. Grabe	107,336	239,869	347,206
José M. Gutiérrez	81,962	319,136	401,098
Stephen G. Pagliuca	89,755	239,869	329,624
Eileen M. Serra	99,828	239,869	339,697
James C. Smith	255,008	239,869	494,878
(1)Includes amounts earned in 2023 and paid in cash and/or CSEs on account of the Annual Director Retainer Fee, Annual Committee Chair Fee and/or Annual Committee Member Fee, described above. Does not include

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The Board of Directors
reimbursement for meeting attendance expenses. For Mr. Gutiérrez and Ms. Dykstra, includes their prorated Annual Director Retainer, and, as applicable, Committee Member fees, for 2023.
(2)Represents the grant date value of an annual equity award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, consisting of 705 RSUs that vest on June 1, 2024, one year from the date of the 2023 Annual Meeting (unless deferred release was elected), subject to continued service through that date. The number of RSUs awarded was calculated by dividing $240,000 by the closing price of our Common Stock on June 1, 2023 ($340.24) (rounded down to the nearest whole number). For Mr. Gutiérrez, in addition to the award described in the preceding sentence, this amount also includes the grant date value of a prorated award issued on February 15, 2023 for the period commencing on the date of his appointment to the first anniversary of the 2022 Annual Meeting (June 2, 2023). For Ms. Dykstra, includes the grant date value of a prorated award issued on December 15, 2023 for the period commencing on the date of her reappointment (December 8, 2023) to the first anniversary of the 2023 Annual Meeting (June 1, 2024). The FASB ASC Topic 718 grant date value of each award reflected herein is calculated based on the closing price of our Common Stock on the applicable date of grant.
(3)Any aggregate sum discrepancies are due to rounding.
Director Stock Ownership and Holding Period Guidelines
The Board believes directors should have a financial interest in the Company. Accordingly, each director is required to hold shares of Gartner common stock with a value of not less than five (5) times the Annual Director Retainer Fee. Directors are required to achieve the guideline within three years of joining the Board. In the event a director has not satisfied the guideline within such three-year period, he/she will be required to hold 50% of net after-tax shares received from the Company either in the form of equity awards or released CSEs until the guideline is achieved. We permit directors to apply deferred and unvested equity awards towards satisfying these requirements. All our directors as of December 31, 2023 were in compliance with these guidelines on that date.

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CORPORATE GOVERNANCE
Gartner is committed to maintaining strong corporate governance practices.

Corporate Governance Highlights:
➣	Independent Chairman of the Board
➣	Majority voting for directors
➣	Proxy access right for stockholders
➣	Annual election of directors
➣	Annual Board and Committee performance evaluation
➣	Executive sessions after Board and Committee meetings
➣	11 out of 12 directors are independent
➣	4 out of 12 directors are women
➣	3 out of 12 directors identify as racially/ethnically diverse
➣	Fully independent Board committees
➣	Overboarding policy for directors
➣	Annual director affirmation of compliance with Code of Conduct
➣	Annual director evaluation of CEO
➣	Annual review of director compensation by the Compensation Committee
➣	Independent compensation consultant
Board Principles and Practices
Our Board Principles and Practices (the “Board Guidelines”) are reviewed annually and revised in light of legal, regulatory or other developments, as well as emerging best practices, by our Governance Committee and Board. The Board Guidelines, which are posted on https://investor.gartner.com, describe the Board’s responsibilities, its role in strategic development and other matters, discussed below.
Director Independence
Our Board Guidelines require that our Board be comprised of a majority of directors who meet the criteria for independence from management set forth by the New York Stock Exchange (the “NYSE”) in its corporate governance listing standards.
Our committee charters likewise require that our standing Audit, Compensation and Governance Committees be comprised only of independent directors. Additionally, the Audit Committee members must be independent under Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee members must be independent under Rule 16b-3 promulgated under the Exchange Act as well as applicable NYSE corporate governance listing standards.
Utilizing all of these criteria, as well as all relevant facts and circumstances, the Board annually assesses the independence from management of all non-management directors and committee members by reviewing the commercial, financial, familial, employment and other relationships between each director and the Company, its auditors and other companies that do business with Gartner. Because of our worldwide reach, it is not unusual for Gartner to engage in ordinary course of business transactions involving the sale of research or consulting services with entities affiliated with one of our directors, or their immediate family members. The Board considered these transactions in determining director independence and determined that such transactions did not impair any director’s independence.
After analysis and recommendation by the Governance Committee, the Board determined that:
•all non-management directors who served during the 2023 fiscal year (Peter Bisson, Richard Bressler, Raul Cesan, Karen Dykstra, Diana Ferguson, Anne Sutherland Fuchs, William Grabe, José Gutiérrez, Stephen Pagliuca, Eileen Serra and James Smith), are independent under the NYSE listing standards;

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Corporate Governance
•our Audit Committee members (Mses. Dykstra and Ferguson and Messrs. Bressler, Gutiérrez and Smith) are independent under the criteria set forth in Section 10A-3 of the Exchange Act; and
•our Compensation Committee members (Mr. Cesan and Mses. Fuchs and Serra) are independent under the criteria set forth in Exchange Act Rule 16b-3 as well as under applicable NYSE corporate governance listing standards.
Board Leadership Structure

The Board’s governing document provides that the Board annually reviews its leadership structure and selects a Chairman of the Board. Maintaining this flexibility allows the Board to determine whether to separate the CEO and the Chairman based upon the Company’s needs and circumstances from time to time.

Mr. James C. Smith currently serves as our independent Chairman of the Board. Mr. Smith has significant public company leadership experience as a former chief executive officer of a major corporation. The Board has determined that this structure is the appropriate Board leadership structure at this time given Mr. Smith’s background and experience; he is able to bring strong leadership to the Board, while Mr. Hall focuses on leading the Company’s business and operations.
Risk Oversight
The Board of Directors is responsible for ensuring that an appropriate culture of risk management exists within Gartner. Our Board, together with management, oversees risk at Gartner. The Board exercises its oversight both directly and through its committees. Each committee keeps the Board informed of its oversight efforts through regular reporting to the full Board by the committee chairpersons. The Company’s strategic objectives and activities are presented by executive management to the Board and approved annually and more frequently as necessary.
The Internal Audit (Risk) function reports directly to the Audit Committee and provides quarterly reports to the committee. The Audit Committee reviews the results of the internal audit annual risk assessment and the proposed internal audit plan. Subsequent quarterly meetings include an update on ongoing internal audit activities, including results of audits and any changes to the audit plan. Internal Audit also meets with the Audit Committee in executive session on a quarterly basis.
The General Counsel, who serves as Chief Compliance Officer, also reports directly to the Audit Committee on a quarterly basis concerning the effectiveness and status of the Company’s legal and ethical compliance program and initiatives, helpline activities and litigation matters.
The Company maintains internal controls and procedures over financial reporting, as well as enterprise wide internal controls, which are updated and tested annually by management and our independent registered public accounting firm. Our independent registered public accounting firm also attends Audit Committee meetings, and the Audit Committee meets with them in executive session quarterly.
Data Privacy and Cybersecurity Risk Oversight
The Audit Committee has the primary responsibility of assisting our Board of Directors in overseeing risk related to cybersecurity matters. The Board and/or the Audit Committee receive quarterly cybersecurity-related reports from our Chief Information Officer (“CIO”), which may address a wide range of topics, such as: cybersecurity strategy, the threat environment, the status of ongoing information security program initiatives, and information security program metrics. Additionally, we have documented protocols by which certain cybersecurity incidents that meet established reporting thresholds are escalated within the Company and, where appropriate, reported to the Board and/or the Audit Committee.
Human Capital Management Oversight
The Compensation Committee oversees human capital management. The Compensation Committee reviews the Company’s strategies, initiatives and programs related to human capital management, including with respect to matters such as talent recruitment, development and retention, workplace environment and culture, and diversity and inclusion. The full Board of Directors also annually reviews the Company’s Diversity, Equity and Inclusion (“DEI”) initiatives and progress. During 2023, the Board and its Committees reviewed and discussed with management strategies and initiatives designed to optimize our recruitment and professional development processes, create networking and educational opportunities, and create safe spaces for all employees.

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Corporate Governance
ESG Oversight
The Governance Committee is responsible for overseeing and periodically reviewing the Company’s environmental, social and governance (“ESG”) priorities and initiatives, taking into consideration the impact on internal and external stakeholders. The Governance Committee and/or Board receives quarterly updates on Gartner’s approach and progress on ESG matters. The Company’s Corporate Responsibility Executive Council, consisting of the CFO, Chief Human Resources Officer (“CHRO”), General Counsel, CIO, Chief Corporate Counsel, head of DEI and other selected leaders, meets on a quarterly basis to discuss ESG-related topics. Additionally, the Environmental Sustainability Steering Committee, consisting of leaders from Real Estate, Source to Contract, IT, Strategy, Conferences, Finance, HR, and Legal, creates advances and oversees the environmental sustainability strategy at Gartner.
Risk Assessment of Compensation Policies and Practices
Management conducts an annual risk assessment of the Company’s compensation policies and practices, including all executive, non-executive and business unit compensation policies and practices, as well as the variable compensation policies applicable to our global sales force. The results of this assessment are reported to the Compensation Committee. For 2023, management concluded, and the Compensation Committee agreed, that no Company compensation policies and practices created risks that were reasonably likely to have a material adverse effect on the Company.
Management Succession Planning
Succession planning is one of the Board’s most critical functions — to develop leaders who will successfully build the Company’s business. The Board and the Governance Committee regularly review and discuss management development and succession plans for the Chief Executive Officer and his direct reports to support the Company’s long-term growth. This review includes an assessment of senior executives and their potential as successor to the Chief Executive Officer or his direct reports.
Stockholder Engagement
We value feedback from our stockholders and are committed to engaging in active dialogue throughout the year. During 2023, management and our investor relations team spent a significant amount of time meeting with and speaking to our stockholders. In addition to regular quarterly discussions with investors following earnings updates, we attend conferences and non-deal roadshows to provide additional opportunities for stockholders to engage with the Company. We welcome feedback from our stockholders as we strive to maintain the best governance, compensation and oversight practices.
Corporate Responsibility and Sustainability
Our corporate responsibility goal is to contribute to a more sustainable world so that all stakeholders, including associates, communities, clients and stockholders, thrive today and in the future. We continue to evolve our ESG activities to support our business strategy for long-term success. We leverage our unique expertise and resources to achieve impactful results.
Environment
Gartner strives to minimize the environmental impact of our operations as part of a collective effort to combat climate change. We embed sustainability into our business through a centralized Corporate Social Responsibility (“CSR”) team, which partners with business units spanning the organization, including Global Real Estate, HR, IT, Conferences, Finance, Source to Contract, and others to drive progress. Our Environmental Policy serves as the foundation of our approach. In 2023, the Science Based Targets initiative validated our near-term emissions targets. Gartner’s commitment is to achieve net-zero greenhouse gas emissions by 2035 in accordance with the Science Based Targets initiative’s Net-Zero Standard. We continue to increase our focus on renewable electricity: in 2023, 28.1% of our overall electricity consumption came from renewable sources, such as wind and solar. We provide associates an opportunity to engage on environmental sustainability topics and help advance our Net-Zero strategy through the Gartner Green Team, a voluntary, associate-driven group. In 2023, the Green Team had over 750 members. Additionally, we introduced a sustainability training module available to all associates interested in learning more about Gartner’s sustainability efforts.
Diversity, Equity and Inclusion
Gartner is committed to creating a culture of inclusion - which is critical to the objectivity and independence we provide our clients. We celebrate diversity of thought and we welcome and encourage diverse perspectives. We embed DEI concepts into our culture and our critical people processes. Our vision is to help build a high-performing organization with a culture

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Corporate Governance
of equity and inclusion, enabling Gartner to guide the leaders who shape the world. Our teams of employees are composed of individuals from different geographies, cultures, religions, ethnicities, races, genders, sexual orientations, abilities and generations, working together to solve problems. We emphasize the importance of inclusion to leaders and managers and the value of fostering a sense of belonging within their teams.
As of December 31, 2023, approximately 47% of our employees worldwide identified as female and 24% of employees in the U.S. identified as part of an underrepresented racial or ethnic group. In 2023, we published our second annual Together as One Report, documenting DEI progress. In 2023, we continued to invest in learning opportunities to develop DEI at Gartner through training modules on important topics such as bias, empathy, equity, equality and individual identity.
Employee Engagement
Gartner is a growth company and a people business. Our associates have fueled our sustained track record of growth and we strive to put our people first. We are intentional about how we bring the best possible talent to meet our client’s needs. We attract and recruit a diverse talent pool, offer a wide breadth of learning and career development opportunities, and offer industry-leading rewards and recognition for strong performers. In addition, we are committed to supporting our associates’ lives outside work through charitable giving programs, community-building initiatives, and generous health and wellness benefits.
Gartner aims to foster a culture of lifelong learning and development. We help employees unlock their full potential through mechanisms like continuous feedback and individual development plans. We have dedicated, job-specific training programs in addition to global programs aimed at growing and advancing effective leaders. Our programs are offered across multiple mediums and platforms – both online through dynamic e-learning, or in person through powerful shared experiences.
For additional information about our ESG strategies, programs and initiatives, please review our Corporate Responsibility Report located on our website at www.gartner.com, under the “Corporate Responsibility” link in the “About” tab.
Board and Committee Meetings and Annual Meeting Attendance
Our Board held four meetings in 2023. During 2023, all our directors attended at least 75% of the Board and committee meetings held during the periods in which such director served as a director and/or committee member. At each regular quarterly Board and committee meeting, time is set aside for the non-management directors to meet in executive session without management present. Mr. James C. Smith, our independent Chairman of the Board, presides over the executive sessions at the Board meetings, and each committee chairperson presides over the executive sessions at their respective committee meetings. Directors are not required, but are invited, to attend the Annual Meeting of Stockholders. In 2023, Mr. Hall and other executive officers of the Company attended the 2023 Annual Meeting of Stockholders.
Committees Generally and Charters
As noted above, our Board has three standing committees: Audit, Compensation and Governance/Nominating, and all committee members have been determined by our Board to be independent under applicable standards. Our Board has

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Corporate Governance
approved a written charter for each standing committee, which is reviewed annually and revised as appropriate. The table below provides information for each Board committee in 2023:

Name	Audit	Compensation	Governance/Nominating
Peter E. Bisson			✓
Richard J. Bressler	✓ (Chair)
Raul E. Cesan		✓
Karen E. Dykstra*	✓
Diana S. Ferguson	✓
Anne Sutherland Fuchs		✓ (Chair)	✓
William O. Grabe			✓ (Chair)
José M. Gutiérrez**
Stephen G. Pagliuca
Eileen M. Serra		✓
James C. Smith	✓
Meetings Held in 2023:	5	5	4
* Ms. Dykstra resigned from the Board and the Audit Committee on June 8, 2023 and rejoined the Board and Audit Committee on December 8, 2023. She resigned to focus on her role as chief financial officer and executive vice president of VMware, a position she held from June 9, 2023 until November 27, 2023 (following the closing of Broadcom Inc.’s acquisition of VMware on November 22, 2023).

** Mr. Gutiérrez was appointed a Director on February 2, 2023 and was appointed a member of the Audit Committee on February 1, 2024.
Audit Committee

Our Audit Committee serves as an independent body to assist in Board oversight of:
✓	the integrity of the Company’s financial statements;
✓	the Company’s compliance with legal and regulatory requirements;
✓	the independent registered public accounting firm’s retention, qualifications and independence; and
✓	the Company’s Risk (including cybersecurity risk), Compliance and Internal Audit functions.
Gartner has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Board has determined that Mses. Dykstra and Ferguson and Messrs. Bressler and Gutiérrez qualify as audit committee financial experts, as defined by the rules of the Securities and Exchange Commission (the “SEC”), and that all members have the requisite accounting or related financial management expertise and are financially literate as required by the NYSE corporate governance listing standards.
Additionally, the Audit Committee is directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm, KPMG; approves the engagement letter describing the scope of the annual audit; approves fees for audit and non-audit services; provides an open avenue of communication among the independent registered public accounting firm, the Risk and Internal Audit functions, management and the Board; resolves disagreements, if any, between management and the independent registered public accounting firm regarding financial reporting for the purpose of issuing an audit report in connection with our financial statements and our internal control over financial reporting; and prepares the Audit Committee Report required by the SEC and included in this Proxy Statement on page 54 below.
The independent registered public accounting firm reports directly to the Audit Committee. By meeting with the independent registered public accounting firm, the internal auditor, and operating and financial management personnel, the Audit Committee oversees matters relating to accounting standards, policies and practices, any changes thereto and the effects of any changes on our financial statements, financial reporting practices and the quality and adequacy of internal controls. Additionally, our internal audit and compliance functions report directly to the Audit Committee. After each

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Corporate Governance
Audit Committee meeting, the Committee meets separately with the CFO, the Chief Compliance Officer, the internal auditor and the independent registered public accounting firm without management present.
The Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A toll-free phone number and web-submission form, in local language, managed by a third party is available for confidential and anonymous submission of concerns relating to accounting, auditing and illegal or unethical matters, as well as alleged violations of law, Gartner’s Code of Conduct or any other policies. All submissions to the helpline are reported to the General Counsel and Chief Compliance Officer (or designee, who determines the mode of investigation), the internal auditor and the Audit Committee at each regular meeting. The General counsel, as the Company’s Chief Compliance Officer, and his designees provide quarterly reports to the Audit Committee on ethics and compliance matters. The Audit Committee has the power and funding to retain independent counsel and other advisors as it deems necessary to carry out its duties.
Compensation Committee

Our Compensation Committee has responsibility for:
✓
approving, by direct action or through delegation to the CEO or subcommittees where appropriate, all equity awards, grants, and related actions under the provisions of our equity plan, and administering the plan;

✓
participating in the evaluation of CEO and other executive officer performance (with the input and oversight of the Governance/Nominating Committee and any other independent directors as may be designated by the Governance/Nominating Committee);

✓	approving the peer group used for executive compensation benchmarking purposes;
✓	evaluating the independence of all compensation committee advisers;
✓	providing oversight in connection with company-wide compensation programs;
✓	approving the form and amount of director compensation in consultation with the Governance/Nominating Committee; and
✓	reviewing the Company’s strategies, initiatives and programs related to human capital management.
The Compensation Committee reviewed and approved the Compensation Discussion and Analysis contained in this Proxy Statement, recommended its inclusion herein (and in our 2023 Annual Report on Form 10-K) and approved the related report to stockholders as required by the SEC (see Compensation Committee Report on page 36 below).
Exequity, LLP (“Exequity”) was retained by the Compensation Committee to provide information, analyses and advice to the Committee during various stages of 2023 executive compensation planning. Exequity reports directly to the Compensation Committee chair. In the course of conducting its activities, Exequity attended meetings of the Compensation Committee and briefed the Committee on executive compensation trends generally.
The Compensation Committee has assessed the independence of Exequity and has concluded that Exequity is independent and that its retention presents no conflicts of interest either to the Committee or the Company.
Final decisions with respect to determining the amount or form of executive compensation under the Company’s executive compensation programs are made by the Compensation Committee alone and may reflect factors and considerations other than the information and advice provided by its consultants. Please refer to the Compensation Discussion & Analysis beginning on page 24 for a more detailed discussion of the Compensation Committee’s activities with respect to executive compensation.
Compensation Committee Interlocks and Insider Participation. During 2023, no member of the Compensation Committee served as an officer or employee of the Company, was formerly an officer of the Company or had any relationship with the Company required to be disclosed under Transactions with Related Persons below. Additionally, during 2023, no executive officer of the Company: (i) served as a member of the compensation committee (or full board in the absence of such a committee) or as a director of another entity, one of whose executive officers served on our Compensation Committee; or (ii) served as a member of the compensation committee (or full board in the absence of such a committee) of another entity, one of whose executive officers served on our Board.

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Corporate Governance
Governance/Nominating Committee

Our Governance/Nominating Committee (the “Governance Committee”) has responsibility for:
✓	recommending the size, composition and organization of our Board;
✓	determining the independence of directors and committee members under applicable standards;
✓	reviewing our corporate governance policies, including our Board Principles and Practices;
✓	recommending the criteria for directors and the selection of nominees for election to the Board;
✓	recommending committee assignments;
✓	assisting the Compensation Committee in determining the form and amount of director compensation;
✓	overseeing the performance evaluation of our CEO and management succession planning;
✓	overseeing the annual Board and Committee performance evaluations; and
✓	overseeing and reviewing our environmental, social and governance priorities and initiatives.
The Governance Committee is responsible for assessing the effectiveness of the Board by reviewing its size and composition. The Board evaluates its performance, effectiveness, composition, and appropriateness of the qualifications of existing directors, as part of the annual Board evaluation process. The annual evaluation is completed through a questionnaire process that is renewed annually to align with current regulations and best practices. The responses are collected by the General Counsel’s office and a summary of the results and comments are provided anonymously to the Governance Committee and full Board for review and consideration. This process promotes our commitment to continuous improvement and ensures our Board is effective.
Our evaluation process also aids in the Board’s succession planning by identifying any gaps in our leadership roles on the Board and its committees. The Board values both continuity and fresh perspectives. The Company has added two new directors to the Board in the last three fiscal years, Diana Ferguson and Jose Gutiérrez. The Governance Committee has not specified minimum qualifications for candidates it recommends and will consider the qualifications, skills, expertise, qualities, diversity, racial/ethnic background, age, gender, availability and experience of all candidates that are presented for consideration. At the present time, four of our twelve directors are women, and three of our twelve directors identify as racially/ethnically diverse. The Board utilizes a concept of diversity that extends beyond race, gender and national origin to encompass the viewpoints, professional experience and other individual qualities and attributes of candidates that will enable the Board to select candidates who are best able to carry out the Board’s responsibilities and complement the mix of talent and experience represented on the Board. Candidates for Board nomination may be brought to the attention of the Governance Committee by current Board members, management, stockholders or other persons. All potential new candidates are fully evaluated by the Governance Committee using the criteria described above, and then considered by the entire Board for nomination.
Director Candidates submitted by Stockholders: Stockholders wishing to recommend director candidates for consideration by the Governance Committee may do so by writing to the Chairman of the Governance/Nominating Committee, c/o Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212, and indicating the recommended candidate’s name, biographical data, professional experience and any other qualifications. In addition, stockholders wishing to propose candidates for election must follow our advance notice provisions. See Process for Submission of Stockholder Proposals for our 2025 Annual Meeting on page 62.
Code of Ethics and Code of Conduct
Gartner has adopted a CEO & CFO Code of Ethics which applies to our CEO, CFO, controller and other financial managers, and a Global Code of Conduct, which applies to all Gartner officers, directors and employees, wherever located. Annually, each officer, director and employee affirms compliance with the Global Code of Conduct. See Proxy and Voting Information—Available Information below. To the extent required under and in accordance with NYSE and SEC rules, we will disclose any waiver we grant to an executive officer or director under our Code of Ethics or Global Code of Conduct, or certain amendments to the Code of Ethics or Global Code of Conduct, on our website at investor.gartner.com, under the “Governance” link.

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Corporate Governance
Overboarding Policy
In accordance with the Principles And Practices Of The Board Of Directors Of Gartner, Inc., ordinarily, directors may not serve on the boards of more than four public companies, including our Board, and directors who are chief executive officers of public companies may not serve on the board of more than one other public company, in addition to our Board.

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PROPOSAL ONE:
ELECTION OF DIRECTORS
Nominees for Election to the Board of Directors
Our Board, acting on recommendation of the Governance Committee, is responsible for presenting for stockholder consideration each year a group of nominees that, taken together, has the experience, qualifications, attributes and skills appropriate and necessary to carry out the duties and responsibilities of, and to function effectively as, the board of directors of Gartner. The Governance Committee regularly reviews the composition of the Board in light of the needs of the Company, its assessment of board and committee performance, and the input of stockholders and other key stakeholders. The Governance Committee looks for certain common characteristics in all nominees, including integrity, strong professional experience and reputation, a record of achievement, constructive and collegial personal attributes and the ability and commitment to devote sufficient time and effort to board service. In addition, the Governance Committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds and skills that will enable the Board as a whole to effectively manage the array of issues it will confront in furtherance of its duties. These individual qualities can include matters such as experience in the technology industry; experience managing and operating large public companies; international operating experience; financial, accounting, executive compensation and capital markets expertise; and leadership skills and experience.
All of the nominees listed below are incumbent directors last elected by stockholders at the 2023 annual meeting who have been nominated by the Governance Committee and Board for election and have agreed to serve another term. Ms. Dykstra, who resigned from the Board in June 2023, was reappointed on December 8, 2023. She was recommended by members of the Board. For additional information about the nominees and their qualifications, please see General Information about our Board of Directors on page 3. If any nominee is unable or declines unexpectedly to stand for election as a director at the Annual Meeting, proxies may be voted for a nominee designated by the present Board to fill the vacancy or the Board may reduce the size of the Board. Each person elected as a director will continue to be a director until the 2025 Annual Meeting of Stockholders and until his or her successor has been duly qualified and elected.

Peter E. Bisson	William O. Grabe
Richard J. Bressler	José M. Gutiérrez
Raul E. Cesan	Eugene A. Hall
Karen E. Dykstra	Stephen G. Pagliuca
Diana S. Ferguson	Eileen M. Serra
Anne Sutherland Fuchs	James C. Smith

VOTE RECOMMENDATION OF OUR BOARD: FOR	Our Board unanimously recommends that you vote FOR the election of each of the twelve nominees to our Board of Directors.

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EXECUTIVE OFFICERS

General Information About Our Current Executive Officers

Eugene A. Hall AGE: 67

Chief Executive Officer and Director since 2004. Prior to joining Gartner as Chief Executive Officer, Mr. Hall was a senior executive at Automatic Data Processing, Inc., a Fortune 500 global technology and services company, serving most recently as President, Employer Services Major Accounts Division, a provider of human resources and payroll services. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, most recently as director.

Kenneth Allard AGE: 53

Executive Vice President, Digital Markets since April 2019. Mr. Allard joined Gartner as Group Vice President, Consulting in 2017 following the acquisition of L2, Inc., where he was CEO. Previously, he was a Managing Director at Huge Inc., a full-service digital agency, and held senior leadership positions at research and consulting companies, including Edgewater Technology Inc., Jupiter Media Metrix Inc. and Gartner, where he started his career.

Joe Beck AGE: 63

Executive Vice President, Global Technology Sales since November 2017. In his more than 30 years at Gartner, Mr. Beck has served as Senior Vice President, Americas End User Sales and Managing Vice President. Mr. Beck joined Gartner in 1997 when we acquired Datapro Information Services. He held sales positions at McGraw-Hill earlier in his career.

Alwyn Dawkins AGE: 58

Executive Vice President, Global Business Sales since July 2020. Prior to that, he led the Conferences function from 2008 to 2020. Previously at Gartner, he has served as Group Vice President, Asia/Pacific Sales, based in Sydney, Australia, and prior thereto, as Group Vice President, Gartner Events, where he held global responsibility for exhibit and sponsorship sales across the portfolio of Gartner conferences. Prior to joining Gartner in 2002, Mr. Dawkins spent 10 years at Richmond Events, culminating in his role as Executive Vice President responsible for its North American business.

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Executive Officers

Yvonne Genovese AGE: 62

Executive Vice President, Global Product Management since November 2020. Ms. Genovese has held various roles at Gartner during her 24-year tenure, including most recently Senior Vice President, Research & Advisory, leading the Marketing & Communications practice. She has also led teams within Gartner’s Technology and Service Provider and CIO practices. Prior to joining Gartner, Ms. Genovese served as the Chief Marketing Officer at Mapics, Inc., a global software company, and Worldwide Vice President Marketing for Marcam, Inc., an enterprise resource planning software company. She began her career at IBM and held various positions there over her 12-year tenure.

Scott Hensel AGE: 51

Executive Vice President, Global Services & Delivery since November 2020. Previously, he served as Executive Vice President, Consulting. Prior to joining Gartner in 2017, he served as President, Terex Services, Parts and Customer Solutions at Terex Corporation, a global manufacturer of lifting and material processing products and services. Previously, he spent 14 years at McKinsey & Company where he was a partner assisting clients in the IT and advanced industries sectors.

Claire Herkes AGE: 49

Executive Vice President, Conferences since July 2020. Ms. Herkes joined Gartner in 2005, where she held various roles of increasing leadership responsibility within our Conferences business, including Conferences product management, operations, production and developing emerging markets, most recently as Senior Vice President, Conference Production. Prior to joining Gartner, Ms. Herkes held the position of Senior Account Director at George P. Johnson, an event and experience marketing agency. Ms. Herkes began her career in conferences at The Yankee Group, an independent technology research and consulting firm.

Akhil Jain AGE: 46

Executive Vice President, Consulting. Mr. Jain joined Gartner in January 2021 to serve as Senior Vice President, Consulting. Prior to joining Gartner, he was Senior Vice President at State Street Corporation, a global financial holding company. Mr. Jain held multiple leadership roles from 2015 to 2021, with responsibility for strategy, growth and technology and operational improvement programs. Previously, Mr. Jain spent 10 years at McKinsey & Company, where he was a partner in their Chicago and Dubai offices.

Thomas S. Kim AGE: 53

Executive Vice President, General Counsel & Secretary since April 2023. Before joining Gartner, Mr. Kim served as the Chief Legal Officer and Company Secretary of Thomson Reuters Corp., a leading provider of business information services, from August 2019 to April 2023. Prior to that role, he was General Manager, Global Separation Execution from January 2019 to August 2019, Managing Director, China from January 2017 to December 2018, and Thomson Reuter’s Chief Compliance Officer and General Counsel, Global Growth and Operations from April 2014 to December 2016. Mr. Kim joined Reuters Group Plc, a predecessor company of Thomson Reuters, in 1999. He began his career practicing law at Baker & McKenzie and Hancock, Rothert & Bunshoft (now Duane Morris) in San Francisco.

2024 Proxy Statement	22

Executive Officers

Robin Kranich AGE: 53

Executive Vice President, Chief Human Resources Officer since May 2008. During her more than 29 years at Gartner, she has served as Senior Vice President, End User Programs; Senior Vice President, Research Operations and Business Development; Senior Vice President and General Manager of Gartner Executive Programs; Vice President and Chief of Staff to Gartner’s president; and various sales and sales management roles. Prior to joining Gartner, Ms. Kranich was part of the Technology Advancement Group at Marriott International.

Altaf Rupani AGE: 50

Executive Vice President, Chief Information Officer since October 2023. Prior to joining Gartner, Mr. Rupani was SVP, Head of Digital and Emerging Technologies and Guardian India for Guardian Life, a mutual life insurance company, from 2019 to 2023. Mr. Rupani also previously held senior-level positions at NBCUniversal Media, LLC, a media and entertainment company, from 2013 to 2019. Mr. Rupani held various positions at Dow Jones & Company, news and financial information media company, from 2002 – 2013.

Craig W. Safian AGE: 55

Executive Vice President, Chief Financial Officer since June 2014. In his more than 21 years at Gartner, he has served as Group Vice President, Global Finance and Strategy & Business Development from 2007 until his appointment as Chief Financial Officer and previously as Group Vice President, Strategy and Managing Vice President, Financial Planning and Analysis. Prior to joining Gartner, he held finance positions at Headstrong (now part of Genpact) and Bristol-Myers Squibb and was an accountant for Friedman, LLP where he achieved CPA licensure.

Valentin T. Sribar AGE: 55

Executive Vice President, Research & Advisory since January 2022. Mr. Sribar has held various roles in his more than 31 years at Gartner and Meta Group, which Gartner acquired in 2005. Most recently, Mr. Sribar served as Senior Vice President, CIO & Industries Research Group, where he led our insights strategy for supporting CIOs in critical areas. Prior to the acquisition, Mr. Sribar was responsible for Meta Group's Executive Directions and Industry Services. He also served as general manager of infrastructure, operations, security and customer relationship offerings and ran Meta’s Global Networking Strategies service. Prior to joining Meta Group, he was a senior consultant for Ernst & Young.

William James Wartinbee AGE: 50

Executive Vice President, Global Sales Strategy & Operations (GSSO) since December 2020. As head of GSSO, Mr. Wartinbee leads the effort to improve seller productivity through process design, territory planning, technology, training and analytics. Prior to this role, Mr. Wartinbee was Senior Vice President, Global Talent Acquisition and Workforce Planning from January 2020 to December 2020 and Senior Vice President, Global Talent Acquisition from September 2015 to January 2020. He joined Gartner in 2011 to build our People Analytics function within HR, eventually taking on global leadership for Talent Acquisition and Workforce Planning. Prior to Gartner, he was a management consultant, specializing in sales strategy and execution at both McKinsey & Company and ZS Associates.

2024 Proxy Statement	23

COMPENSATION DISCUSSION & ANALYSIS
This Compensation Discussion & Analysis, or “CD&A”, describes and explains the Company’s compensation philosophy and executive compensation program, as well as compensation awarded to and earned by, the following persons who were Named Executive Officers (“NEOs”) in 2023:

Name	Position
Eugene A. Hall	Chief Executive Officer
Craig W. Safian	Executive Vice President & Chief Financial Officer
Alwyn Dawkins	Executive Vice President, Global Business Sales
Scott Hensel	Executive Vice President, Global Services & Delivery
Robin Kranich	Executive Vice President & Chief Human Resources Officer
The CD&A is organized into three sections:
•The Executive Summary (beginning on page 24), which highlights the strong year we had in 2023, the importance of our Contract Value (also referred to herein as “CV”) metric, our pay-for-performance approach, and our compensation practices, all of which we believe are relevant to stockholders as they consider their votes on Proposal Two (advisory vote on executive compensation, or “Say on Pay”)
•The Compensation Setting Process for 2023 (beginning on page 27)
•Other Compensation Policies and Information (beginning on page 34)
The CD&A is followed by the Compensation Tables and Narrative Disclosures, which report and describe the compensation and benefit amounts paid to our NEOs in 2023.
EXECUTIVE SUMMARY
2023 – Strong Performance in a Complex External Environment
Gartner again delivered strong performance in 2023 despite multiple global disruptions including, among other things, high interest rates, geopolitical polarization and conflict, continued shift in how and where people work, and significant advances in artificial intelligence. We performed well across our business segments. Our operating results drove stock price appreciation that significantly outpaced the S&P 500 in the short term and the S&P 500 and our proxy peer group in the medium and long terms.
Research continued to be our largest and most profitable business segment. Research was up 6% year-over-year in revenue on a foreign exchange (“FX” ) neutral basis. Contract Value, which we believe is our most important business metric, grew 8% in 2023 on an FX neutral basis. Contract Value of Global Technology Sales, or GTS, which serves executives and their teams within IT, grew 6%, while Contract Value of Global Business Sales, or GBS, which services executives and their teams beyond IT, grew 13%.
Our Conferences business also delivered strong performance in 2023. 2023 was the first full year of in-person conferences since 2019. We delivered an all-time high revenue of $505 million which was an increase of 29% on an FX neutral basis compared to 2022.
Our Consulting business, which is an important extension of our IT Research business, grew 8% in 2023 on an FX neutral basis. We exited the year with strong backlog and pipeline.

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Compensation Discussion & Analysis
Due to a combination of strong top-line growth and continued focus on our operating expenses, we generated significant EBITDA1 and free cash flow2 in 2023, and we returned $606 million to stockholders through our stock repurchases.
We accomplished these strong results while also increasing our investment in our people through our benefits and compensation plans as well as ensuring we are appropriately staffed to meet our business goals. We grew our team to approximately 20,000 associates at the end of 2023 and ended the year with the lowest percentage of open positions ever while maintaining a highly cultivated pipeline of qualified candidates.
Overall, Gartner delivered another strong year of performance in 2023. We believe we are well-prepared as we enter 2024 and are well-positioned to drive growth far into the future.
Contract Value–A Unique Key Performance Metric for Gartner

Contract Value represents the dollar value attributable to all of our subscription-related contracts. It is calculated as the annualized value of contracts in effect at a specific point in time, without regard to the duration of the contract. CV primarily includes research deliverables for which revenue is recognized on a ratable basis and other deliverables (primarily conferences tickets) included with subscription-based research products for which revenue is recognized when the deliverable is utilized.

Unique to Gartner, CV is our single most important performance metric. It focuses our executives on driving short-term actions that result in long-term success for our business and stockholders. We believe that CV growth is our best, most informed and leading indicator of long-term Research revenue growth.
Our Research business comprised 83% of our overall revenue in 2023 (84% in 2022) and is also our highest contribution margin business (74% for both 2023 and 2022). Further, the majority of our Research contracts are multi-year agreements, and our Research wallet retention is consistently high. As a result, CV is predictive of revenue highly likely to recur over a 3 – 5 year period, and a high CV growth rate translates to high, long-term revenue and profit growth. In addition, many of our clients pay us upfront when they purchase our research subscription services, which contributes to strong cash flow. For all these reasons, the Board believes that CV growth, which translates to Research revenue growth, is the most important driver of the Company’s profit growth.
Accordingly, growing CV drives both short-term and long-term corporate performance and stockholder value. As such, all Gartner executives and associates are focused on growing CV, ensuring alignment with our stockholder on the long-term success of the Company.
1 In this Proxy Statement, EBITDA refers to adjusted EBITDA, which represents GAAP net income (loss) adjusted for: (i) interest expense, net; (ii) tax provision/benefit; (iii) gain on event insurance cancellation claims, as applicable; (iv) gain/loss on divestitures, as applicable; (v) other expense/income, net; (vi) stock-based compensation expense; (vii) depreciation, amortization, and accretion; (viii) loss on impairment of lease related assets, net, as applicable; and (ix) acquisition and integration charges and certain other non-recurring items.
2 Free cash flow represents cash provided by operating activities determined in accordance with GAAP less payments for capital expenditures.

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Compensation Discussion & Analysis
Key Attributes of our Executive Compensation Program – Pay for Performance
Our executive compensation plan design has been instrumental in attracting and motivating senior management to drive outstanding corporate performance since it was first implemented in 2006. It is heavily weighted towards incentive compensation.

Key features of our compensation program are as follows:
✓	100% of executive incentive awards, including annual bonus and equity awards, are performance-based.
✓	70% of executive equity awards, and 100% of executive bonus awards vest based on performance objectives established by the Compensation Committee.
✓	94% of the CEO’s target total compensation (85% in the case of other NEOs) is in the form of incentive compensation (bonus and equity awards).
✓	86% of our CEO’s target total compensation (71% in the case of other NEOs) is in the form of equity awards, with a focus on long-term performance.
✓
We use a longer than typical vesting period of 4 years on earned equity awards, with awards subject to increases or decreases in value based upon stock price movement to ensure alignment with stockholders over the long-term.

Our Compensation Best Practices
We employ compensation practices that motivate our executives to achieve Gartner’s operating plans and execute our corporate strategy without taking undue risks. These practices, which are consistent with “best practices” trends, are summarized below:

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Compensation Discussion & Analysis

What we do
✓	Independent Compensation Consultant. The Compensation Committee retains an independent compensation consultant to review and advise on executive compensation matters.
✓	Risk Assessment. Annually assess the Company’s compensation policies to help avoid encouraging undue risk.
✓	At Will Executives. All executive officers are “at will” employees and only our CEO has an employment agreement.
✓	Performance-based Compensation. High percentage of performance-based pay, with robust performance goals.
✓	Cap on Incentive Awards. Incentive compensation awards are capped at two times target.
✓	Longer Vesting Compared to Industry. Equity awards vest at 25% per year over four years to encourage retention.
✓	Stock Ownership Guidelines. Robust ownership guidelines for directors and executive officers.
✓	Limited Perks. Benefits provided are generally consistent with other employees, with exception to the CEO’s car allowance, which is not a material amount and provided per his employment agreement.
✓	Clawback Policy. Clawback policy applicable to executive cash bonus and performance-based restricted stock units, consistent with SEC and NYSE requirements.
✓	Holding Requirements. 50% of net after tax shares from all released equity awards are required to be held by a Director or executive officer until stock ownership guidelines are satisfied.

What we don’t do
𝔵
No Single-Trigger on Change in Control. Equity awards do not automatically vest on a Change in Control. Accelerated vesting is double-trigger, requiring both a change in control and qualifying termination.

𝔵	No Hedging or Pledging. We prohibit our executives from hedging or pledging with respect to company securities.
𝔵	No Excise Tax Gross Ups. We do not provide any tax gross ups for severance or change in control benefits provided to our executives.
𝔵	No Equity Awards Issued to Directors or Executive Officers During Closed Trading Windows.
Effect of Stockholder Advisory Vote on Executive Compensation, or Say on Pay

2023 Say on Pay Approval = 92% of votes cast
The Board has resolved to present Say on Pay proposals to stockholders on an annual basis, respecting the sentiment of our stockholders as expressed in 2023. The Company and the Compensation Committee will consider the results of this year’s advisory Say on Pay proposal in future executive compensation planning activities. Over the past several years, stockholders have been consistent in their strong support of our executive compensation program. We also engage our stockholders from time to time to solicit their feedback on executive compensation and corporate governance matters. As such, no changes were made to the core structure of our compensation program as a result of the 2023 Say on Pay vote.
COMPENSATION SETTING PROCESS FOR 2023
This section explains the objectives of the Company’s compensation policies; what the compensation program is designed to reward; each element of compensation and why the Company chooses to pay each element; how the Company

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Compensation Discussion & Analysis
determines the amount (and, where applicable, the formula) for each element of pay; and how each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements.
The Objectives of the Company’s Compensation Policies

The objectives of our compensation policies are threefold:
➣	To attract, motivate and retain highly talented, creative and entrepreneurial individuals by paying market-based compensation.
➣
To motivate our executives to maximize the performance of our Company through pay-for-performance compensation components based on the achievement of corporate performance targets that are aggressive, but attainable, given economic conditions.

➣	To seek to ensure that our compensation structure and levels are reasonable from a stockholder perspective.
What the Compensation Program Is Designed to Reward
Our guiding philosophy is to provide a significant portion of executive compensation linked to corporate performance, thereby ensuring alignment and focus on Gartner’s performance. In addition, we believe that the design of the total compensation package should be competitive with the marketplace from which we hire our executive talent in order to achieve our objectives and attract and retain individuals who are critical to our long-term success. Our talent segment continues to be very competitive.
Our compensation program for executive officers is designed to compensate individuals for achieving and exceeding corporate performance objectives collectively. We believe this type of compensation encourages outstanding team performance (not simply individual performance), which helps build stockholder value.
Both short-term and long-term incentive compensation is earned by executives only upon the achievement of certain measurable performance objectives that are deemed by the Compensation Committee and management to be critical to the Company’s short-term and long-term success. The amount of compensation ultimately earned will increase or decrease depending upon Company performance and the underlying price of our Common Stock (in the case of long-term equity-based incentive compensation).
Principal Compensation Elements and Objectives
To achieve the objectives noted above, our executive compensation program consists of three principal elements:

Base Salary	➣	Pay competitive salaries to attract and retain the executive talent necessary to develop and implement our corporate strategy and business plan.
	➣	Reflect responsibilities of the position, experience of the executive and the marketplace in which we compete for talent.
Short-Term Incentive Compensation (cash bonuses)	➣	Motivate executives to generate outstanding performance and achieve or exceed annual operating plan.
	➣	Align compensation with results.
Long-Term Incentive Compensation (equity awards)	➣	Seek to ensure rewards are commensurate with long-term performance and promote retention.
	➣	Align executive rewards with long-term stock price appreciation.
	➣	Facilitate the accumulation of Gartner shares by executives, thereby enhancing ownership and ensuring greater alignment with stockholders.

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Compensation Discussion & Analysis
How the Company Determines Executive Compensation
In General
In February 2023, the Compensation Committee established performance objectives for short-term (bonus) and long-term (equity) incentive awards at levels that it believed would motivate performance and be adequately challenging, while also considering the current economic climate and uncertainty. The target performance objectives set for 2023 were intended to drive the level of performance necessary to enable the Company to achieve its operating plan, while ensuring alignment with investor expectations.
The Compensation Committee believes that using a one-year performance period for our long-term incentive awards helps accelerate growth and sustain performance. If we have a strong year, the goals for the following year typically are established on top of the high bar that was already set. If we instead had a three-year performance period and the Company overachieved in the first year, the bar would be set lower in years 2 and 3 and might demotivate our executives. A three-year performance period may also be less aggressive if business cycle risks are factored into long-term goals, while a one-year performance period allows us more readily to factor in changes in market conditions. In addition, our one-year performance period, based on CV, already considers multi-year revenue that is likely to occur.
The short-term and long-term incentive objectives provide executives with an opportunity to increase their total compensation package based upon the over-achievement of Company performance; similarly, in the case of under-achievement of Company performance, the value of incentive awards will fall below their target value, decreasing the total compensation opportunity. In addition, we assign a greater weighting to long-term awards than short-term awards in order to promote long-term decision-making to deliver top corporate performance, align management to stockholder interests and retain executives. We believe that long-term equity-based awards with vesting terms that are based on the achievement of pre-set financial targets and additional time-vesting serve as a strong retention incentive.
Determining Awards
Salary, short-term and long-term incentive compensation levels for executive officers (other than the CEO) are recommended by the CEO to the Compensation Committee, but the Compensation Committee has full authority to set such compensation. In formulating his recommendation to the Compensation Committee, the CEO undertakes a performance review of these executives and considers input from human resources personnel at the Company, as well as benchmarking data from the compensation consultant and external market data (discussed below).
Salary, short-term and long-term incentive compensation levels for the CEO are established by the Compensation Committee within the parameters of Mr. Hall’s employment agreement with the Company. In making its determination with respect to Mr. Hall’s compensation, the Compensation Committee evaluates his performance in conjunction with the Governance Committee and after soliciting additional input from the Chairman of the Board and other directors; considers input from the Committee’s compensation consultant; and reviews benchmarking data pertaining to CEO compensation practices at our peer companies and general trends. See Certain Employment Agreements with Executive Officers – Mr. Hall - Employment Agreement below for a detailed discussion of Mr. Hall’s agreement.
Benchmarking and Peer Group
Executive compensation planning for 2023 began mid-year in 2022. The Compensation Committee approved the peer group of companies to be used for executive compensation benchmarking purposes and other relevant analyses (the “Peer Group”) for pay decisions effective for 2023.
The Compensation Committee reviews the Peer Group annually to achieve comparability based on Gartner’s operating characteristics, labor market relevance and revenue scope. In 2022, following a review of the Peer Group, the Compensation Committee approved modest adjustments to the Peer Group and eliminated two companies due to their being acquired by other companies in 2022. The remaining Peer Group includes 18 publicly-traded companies that are similar to Gartner in terms of industry, revenues, business model, and with whom Gartner competes for executive talent. At the time of the analysis, Gartner’s revenue ranked at the 55th percentile relative to the Peer Group. The 2023 Peer Group serves as the basis of the executive benchmarking and 2023 target total compensation adjustments.

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Compensation Discussion & Analysis
The 2023 Peer Group companies were:

Adobe Inc.	Akamai Technologies, Inc.	Aon plc	Autodesk, Inc.	Cadence Design System

Equifax Inc.	Intuit Inc.	Moody’s Corporation	Nielsen Holdings plc	ServiceNow, Inc.

Splunk Inc.	SS&C Technologies Holdings, Inc.	Synopsys Inc.	The Interpublic Group Companies, Inc.	Thomson Reuters Corporation

	Verisk Analytics, Inc.	VMware, Inc.*	Workday, Inc.

*VMware, Inc. was acquired in November 2023.
Our Compensation Committee commissioned Exequity, its independent compensation consultant, to perform a competitive analysis of our executive compensation practices relative to the Peer Group, the primary reference, and secondarily to survey data. Exequity’s findings were considered by the Compensation Committee and by management for 2023 executive compensation planning. The compensation study utilized market data from Aon/Radford’s Total Compensation Measurement database.
The Compensation Committee does not target NEO’s pay to a specified percentile relative to the Peer Group, but rather reviews Peer Group market data at the 25th, 50th and 75th percentile for each element of compensation, including Base Salary, Target Total Cash (Base Salary plus Target Bonus) and Target Total Compensation (Target Total Cash plus target long-term incentives). Individual total target compensation may be higher or lower than the 50th percentile based on a number of factors, including experience and tenure, retention and succession planning considerations. In addition to the compensation benchmarking, the Compensation Committee considers Company and individual performance and internal equity in evaluating and determining executive compensation recommendations.
In addition, the Compensation Committee annually reviews an analysis conducted by Exequity that evaluates the connection between Gartner’s NEO realized pay and Company performance as measured by Total Shareholder Return and Shareholder Value creation. The analysis considers both 1-year and 3-year pay and performance for Gartner relative to the Peer Group. Exequity’s analysis indicated that pay realized by Gartner’s NEOs are aligned with Company performance.

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Compensation Discussion & Analysis
Executive Compensation Elements Generally
Pay Mix
The following charts illustrate the relative mix of target compensation elements for the NEOs in 2023. Long-term incentive compensation is 100% performance-based consisting of stock-settled stock appreciation rights (“SARs”) and performance-based restricted stock units (“PSUs”), and represents a large majority of compensation provided to our NEOs (86% to the CEO and 71% to all other NEOs). We weight compensation more heavily towards long-term incentives because it contributes to the delivery of top performance over the long-term and the retention of employees more than any other element of compensation.
Base Salary
We set base salaries of executive officers when they join the Company or are promoted to an executive role by evaluating the responsibilities of the position, the experience of the individual (both previously and in-role at Gartner) and the marketplace in which we compete for executive talent. In addition, where possible, we consider salary information for comparable positions from our Peer Group or other available market data sources. In determining whether to award salary merit increases, we consider published projected U.S. salary increase data for the technology industry and general market, as well as available world-wide salary increase data. Mr. Hall’s base salary is established each year by the Compensation Committee after completion of Mr. Hall’s performance evaluation for the preceding year. The following table sets forth the 2022 and 2023 base salary of each NEO and the corresponding year-over-year percentage increase:

NEO	2022 Base Salary ($)	2023 Base Salary ($)(1)	Percentage Increase
Eugene A. Hall	935,443	963,506	3.0%
Craig W. Safian	648,900	668,367	3.0%
Alwyn Dawkins	535,600	551,668	3.0%
Scott Hensel	525,300	541,059	3.0%
Robin Kranich	535,600	551,668	3.0%
(1)Effective as of April 1, 2023.
Short-Term Incentive Compensation (Cash Bonuses)
All annual bonuses to executive officers are granted pursuant to Gartner’s Executive Performance Bonus Plan. The plan is designed to motivate executive officers to achieve goals relating to the performance of Gartner, its subsidiaries or business units, or other objectively determinable goals, and to reward them when those objectives are satisfied. We believe that the relationship between proven performance and the amount of short-term incentive compensation paid promotes, among executives, decision-making that increases stockholder value and promotes Gartner’s success.
Bonus targets for all NEOs, including Mr. Hall, were based solely upon achievement of 2023 company-wide financial performance objectives. The financial objectives and weightings used for 2023 executive officer bonuses were:

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Compensation Discussion & Analysis
•Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), which measures overall profitability from business operations (weighted 50%), on an FX neutral basis, and
•Revenue, which measures our ability to generate revenue growth on an annual basis (weighted 50%), on an FX neutral basis.
For 2023, each NEO was assigned a bonus target that was expressed as a percentage of salary, which varied from 95% to 125% of salary depending upon the executive’s level of responsibility and in a majority of the cases was 5% greater than the previous year. The Compensation Committee approved these increases to better align with market bonus targets. Our NEOs’ 2023 annual bonus targets as a percentage of base salary were 125% for Mr. Hall; and 95% for each of Messrs. Safian, Dawkins and Hensel and Ms. Kranich. The maximum payout for the 2023 bonus was 200% of target if the maximum level of EBITDA and Revenue were achieved; the threshold payout was $0 if minimum levels were not achieved; if EBITDA and Revenue levels are achieved above threshold and between threshold and target or target and maximum, interpolation is used to determine the payout of the bonus. The following table sets forth the threshold, target and maximum payout amounts for each NEO:

NEO	Threshold ($)	Target ($)	Maximum ($)
Eugene A. Hall	0	1,204,383	2,408,766
Craig W. Safian	0	634,949	1,269,898
Alwyn Dawkins	0	524,085	1,048,170
Scott Hensel	0	514,006	1,028,012
Robin Kranich	0	524,085	1,048,170
The chart below describes the performance metrics applicable to our 2023 short–term incentive compensation plan. The Compensation Committee believes performance goals should be rigorous, exceeding market norms, but achievable and create strong alignment between our executives and the interests of our shareholders. With respect to the performance goals for EBITDA, the Compensation Committee determined that they were appropriate after taking into consideration (1) the full year financial impact of certain 2022 actions, including significant investments in new hires, that were necessary to fuel 2023 and future growth, (2) the planned sale of our TalentNeuron business in early Q1 2023 (which lowered our EBITDA expectation), (3) the current economic outlook and investor expectations, and (4) the recalculation of our prior year results to eliminate foreign currency impact. The combination of these factors led to a lower plan goal at target for EBITDA compared to prior year actual performance; however, the Revenue goal at target required over 4% growth over 2022 actual performance.
In February 2024, the Compensation Committee certified that the results for each performance metric under the bonus plan, measured on an FX neutral basis, were as follows:

2023 Performance Objective/ Weight	< Minimum (0%)	Target (100%)	=/> Maximum (200%)	Actual Results
2023 EBITDA/50%	$942 million	$1,263 million	$1,409 million	$1,491 million
2023 Revenue/50%	$4,878 million	$5,871 million	$6,066 million	$5,906 million
The EBITDA result in the table above translated to a payout percentage of 200%. For the Revenue component, the result above translated to a payout percentage of 117.9%. Since each objective was weighted 50%, based on these results, the Compensation Committee determined that earned cash bonuses under the predetermined goals and formula for each NEO were 159% of the respective target bonus amount. These payments were made in February 2024. See Summary Compensation Table – Non-Equity Incentive Plan Compensation for the specific cash bonuses earned by our NEOs in 2023 based on the bonus formula, actual performance and their respective bonus targets.
Long-Term Incentive Compensation (Equity Awards)
Promoting stock ownership is a key element of our compensation program philosophy. Stock-based incentive compensation helps ensure focus on value creation, promotes retention and aligns management with stockholder

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Compensation Discussion & Analysis
interests. We have evaluated different types of long-term incentives based on their motivational value, cost to the Company and appropriate share utilization under our stockholder-approved Gartner, Inc. Long-Term Incentive Plan (the “LTIP”) and believe that SARs and PSUs create the right balance of motivation, retention and alignment with stockholders and share utilization.
SARs permit executives to realize value based on an increase in the Company’s stock price over time, promoting alignment with stockholders. SAR value can be realized only after the SAR vests. Our SARs are stock-settled with a seven-year exercise term. When the SAR is exercised, the executive receives shares of our Common Stock equal in value to the aggregate appreciation in the price of our Common Stock from the date of grant to the exercise date for all SARs exercised. Therefore, SARs only have value to the extent the price of our Common Stock exceeds the grant price of the SAR. In this way, SARs motivate our executives to increase stockholder value and thus align their interests with those of our stockholders.
PSUs offer executives the opportunity to receive our Common Stock contingent on the achievement of performance goals and continued service over the vesting period. PSU recipients are eligible to earn a target number of restricted stock units only if stipulated one-year performance goals are achieved during the year of grant. The amount of units earned can increase if the Company over-performs (up to 200% of their target number of units) or decrease (including no earning of any units) if the Company under-performs. Following the Compensation Committee’s assessment of the Company’s performance versus predetermined goals, the vesting of the units earned will remain subject to the recipient’s continued service through each of the first four anniversaries of the award grant date. PSUs encourage executives to increase stockholder value while promoting executive retention over the long-term. Earned shares have value even if our Common Stock price does not increase, which is not the case with SARs.
The value of long-term incentive awards granted to executives each year is based on several factors, including external market practices, the Company’s financial performance, the value of awards granted in prior years, succession considerations and individual performance. For 2023, the Compensation Committee increased the target value of the LTI awards for NEOs from last year based on consideration of these factors. The CEO’s target LTI award increased by 9.6%, Messrs. Safian, Dawkins and Hensel and Ms. Kranich’s target LTI awards increased by 10.6%.
Consistent with weightings in prior years, the 2023 long-term incentive plan equity mix consists of 30% granted in SARs and 70% granted in PSUs. PSUs deliver value utilizing fewer shares than SARs since the executive can earn the full share rather than just the appreciation in value over the grant price. Additionally, the cost efficiency of PSUs enhances the Company’s ability to conservatively utilize the LTIP share pool and ensure alignment between pay and Company performance. For purposes of determining the number of SARs awarded, the allocated SAR award value is divided by the Black-Scholes-Merton valuation on the date of grant using assumptions appropriate on that date. For purposes of determining the target number of PSUs awarded, the allocated target PSU award value is divided by the closing price of our Common Stock on the date of grant as reported by the New York Stock Exchange.
All SARs and PSUs vest 25% per year, commencing one year from the grant date and on each anniversary thereof, subject to continued service on the applicable vesting date, and, in the case of PSUs, the achievement of the performance goal. We believe that this vesting schedule effectively focuses our executives on delivering long-term value growth for our stockholders and drives retention. The maximum payout for the 2023 PSUs was 200% of target in the event the maximum level of CV was achieved; the PSUs were subject to forfeiture if minimum levels of performance were not achieved.
The chart below describes the performance metrics applicable to the PSU portion of our 2023 long–term incentive compensation element measured on an FX neutral basis. In February 2024, the Compensation Committee certified the result as follows:

2023 Performance Objective/Weight	< Minimum (0%)	Target (100%)	=/> Maximum (200%)	Actual (measured at 12/31/23)	Actual Growth YOY
Contract Value/100%	$4,042 million	$4,814 million	$5,030 million	$4,839 million	7.7%
Based on the results set forth above, the Compensation Committee determined that 113.9% of the target number of PSUs was earned based on the preestablished performance goals, with 25% of the earned awards vested on the first

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Compensation Discussion & Analysis
anniversary of the grant date. See Grants of Plan-Based Awards Table – Possible Payouts Under Equity Incentive Plan Awards and accompanying footnotes below for the actual number of SARs and PSUs awarded to our NEOs.
Additional Compensation Elements
We maintain a non-qualified deferred compensation plan for our highly compensated employees, including our executive officers, to assist eligible participants with retirement and tax planning by allowing them to defer otherwise earned compensation in excess of amounts permitted to be deferred under our 401(k) plan. The non-qualified deferred compensation plan allows eligible participants to defer up to 50% of base salary and/or 100% of bonus to a future period. In addition, as a further inducement to participate in this plan, the Company presently matches contributions by executive officers using the same formula as for the 401(k) plan, subject to certain limits. For more information concerning this plan, see Non-Qualified Deferred Compensation Table and accompanying narrative and footnotes below.
In order to further achieve our objective of providing a competitive compensation package, we provide various other benefits to our executive officers that are typically available to, and expected by, persons in senior business roles. Our basic executive perquisites program includes 35 days paid time off (PTO) annually, severance and change in control benefits (discussed below) and relocation services where necessary due to a promotion. Our executive officers are also entitled to participate in other benefits programs that are available to all U.S. associates, including our employee stock purchase plan and our healthcare plans, as well as receive 401(k) match. Mr. Hall’s perquisites, severance and change in control benefits are governed by his employment agreement with the Company, which is discussed in detail below under Certain Employment Agreements with Executive Officers – Mr. Hall - Employment Agreement. For more information concerning perquisites, see Other Compensation Table and accompanying footnotes below.
OTHER COMPENSATION POLICIES AND INFORMATION
Executive Stock Ownership and Holding Period Guidelines
In order to align management and stockholder interests, the Company has adopted stock ownership guidelines for our executive officers as follows: the CEO is required to hold shares of Common Stock with a value at least equal to six (6) times his base salary, and all other executive officers are required to hold shares of Common Stock with a value at least equal to three (3) times their base salary. For purposes of computing the required holdings, shares directly held, as well as vested and unvested restricted stock units and earned PSUs are counted, but not options or SARs or any unearned PSUs.
Additionally, the Company imposes a holding period requirement on our executive officers if an executive officer of the Company is not in compliance with the stock ownership guidelines. In that case, the executive is required to maintain ownership of at least 50% of the net after-tax shares of Common Stock acquired from the Company pursuant to all equity-based awards received from the Company, until such individual’s stock ownership requirement is met. At December 31, 2023, all the NEOs were in compliance with our stock ownership guidelines.
Clawback Policy
In 2023, the Company updated its clawback policy (which had been adopted in 2014) to comply with Dodd-Frank and the new final listing standards of the NYSE implementing Rule 10D-1. Under the Clawback Policy, in the event that the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any current or former executive officer (including the NEOs) during the prior three fiscal years that exceeds the amount that the executive officer would have received had the incentive-based compensation been determined based on the restated financial statements.
Hedging and Pledging Policies
The Company’s Insider Trading Policy prohibits all directors, executive officers and other employees from engaging in any short selling, hedging and/or pledging transactions with respect to Company securities.

2024 Proxy Statement	34

Compensation Discussion & Analysis
Accounting and Tax Impact
Section 162(m) of the Internal Revenue Code generally prohibits the Company from claiming a deduction on its federal income tax return for compensation in excess of $1,000,000 paid in a given fiscal year to certain current and former executive officers. While the Compensation Committee carefully considers the cost to the Company of maintaining the deductibility of all compensation, it also desires the flexibility to reward executive officers in a manner that enhances the Company’s ability to attract and retain individuals, as well as to create longer term value for stockholders. Thus, income tax deductibility is only one of several factors the Compensation Committee considers in making decisions regarding the Company’s executive compensation program.

2024 Proxy Statement	35

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of Gartner, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company’s proxy statement for the 2024 Annual Meeting of Stockholders.
Compensation Committee of the Board of Directors
Anne Sutherland Fuchs
Raul E. Cesan
Eileen M. Serra

2024 Proxy Statement	36

COMPENSATION TABLES AND NARRATIVE DISCLOSURES
All compensation data contained in this Proxy Statement is stated in U.S. Dollars.
Summary Compensation Table
This table describes compensation of our NEOs in the years indicated. As you can see from the table and consistent with our compensation philosophy discussed above, long-term incentive compensation in the form of equity awards comprises a significant portion of total compensation.

Name and Principal Position	Year	Base Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (1) (3)	All Other Compensation ($) (4)	Total ($) (5)
Eugene A. Hall, Chief Executive Officer	2023	956,490	9,287,552	3,980,328	1,914,969	160,149	16,299,489
	2022	935,443	8,472,416	3,631,046	2,245,063	168,170	15,452,138
	2021	928,631	7,564,661	3,241,991	2,245,063	115,822	14,096,168
Craig W. Safian, EVP, Chief Financial Officer	2023	663,500	2,691,698	1,153,538	1,009,568	88,440	5,606,744
	2022	644,175	2,434,104	1,043,128	1,168,020	69,079	5,358,506
	2021	622,500	2,195,137	940,770	1,071,000	50,400	4,879,807
Alwyn Dawkins, EVP, Global Business Sales	2023	547,651	1,631,938	699,391	833,295	77,356	3,789,631
	2022	531,700	1,475,729	632,448	964,080	61,012	3,664,969
	2021	513,750	1,324,814	567,764	884,000	42,612	3,332,940
Scott Hensel, EVP, Global Services & Delivery	2023	537,119	1,631,938	699,391	817,270	73,218	3,758,936
	2022	521,475	1,475,729	632,448	945,540	59,657	3,634,849
Robin Kranich, EVP, Chief Human Resources Officer	2023	547,651	1,631,938	699,391	833,295	61,824	3,774,099
	2022	531,700	1,475,729	632,448	964,080	61,464	3,665,421
	2021	513,750	1,324,814	567,764	884,000	41,588	3,331,916
(1)All NEOs elected to defer a portion of their 2023 salary and/or 2023 bonus under the Company’s Non-Qualified Deferred Compensation Plan. Amounts reported include the 2023 deferred portion, and do not include amounts, if any, released in 2023 from prior years’ deferrals. See Non-Qualified Deferred Compensation Table below.
(2)Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of performance-based restricted stock units, or PSUs (Stock Awards), at target, and stock-settled stock appreciation rights, or SARs (Option Awards), granted to the NEOs. The value reported for the PSU awards in the Stock Awards column is based upon the probable outcome of the performance objective as of the grant date, which is assumed to be at the target level of performance, and is consistent with the grant date estimate of the aggregate compensation cost to be recognized over the service period, excluding the effect of forfeitures, for the target grant date award value. The grant date fair value of all 2023 PSUs, assuming attainment of the highest level of the performance conditions, which is capped at 200% of target, is as follows: $18,575,104 (Mr. Hall); $5,383,396 (Mr. Safian); $3,263,876 (Messrs. Dawkins, and Hensel, and Ms. Kranich). All equity grants are subject to forfeiture. See footnote (2) to Grants of Plan-Based Awards Table below for additional information. See also Note 10 – Stock-Based Compensation - in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023 for additional information about the assumptions made in determining these values.
(3)For 2023, represents performance-based cash bonuses earned on December 31st and paid in February 2024. See footnote (1) to Grants of Plan-Based Awards Table below for additional information.
(4)See Other Compensation Table below for additional information.
(5)Any aggregate sum discrepancies are due to rounding.

2024 Proxy Statement	37

Compensation Tables and Narrative Disclosures
Other Compensation Table
This table describes each component of the All Other Compensation column in the Summary Compensation Table for 2023.

Name	Company Match Under Defined Contribution Plans ($) (1)	Company Match Under Non-qualified Deferred Compensation Plan ($) (2)	Other ($) (3)	Total ($)
Eugene A. Hall	7,200	120,862	32,087	160,149
Craig W. Safian	7,200	66,061	15,179	88,440
Alwyn Dawkins	7,200	53,269	16,887	77,356
Scott Hensel	7,200	52,106	13,912	73,218
Robin Kranich	7,200	53,269	1,355	61,824

(1)Represents the Company’s 4% matching contribution to the NEO’s 401(k) account, which is subject to plan and Internal Revenue Code limitations.
(2)Represents the Company’s matching contribution to the NEO’s contributions to our Non-Qualified Deferred Compensation Plan. See Non-Qualified Deferred Compensation Table below for additional information.
(3)Includes the perquisites and benefits specified below.
For Mr. Hall, includes a car allowance of $19,057 per the terms of his employment agreement.
For Messrs. Hall, Safian, Dawkins and Hensel, and Ms. Kranich, includes a tax gross-up payment of $6,037 (Mr. Hall), $8,186 (Mr. Safian), $7,125 (Mr. Dawkins), $6,919 (Mr. Hensel), and $655 (Ms. Kranich), that the Company paid to each of them on an after-tax basis for the income imputed due to the Company’s Winner’s Circle, which is a reward event for the Company’s top sales associates. For each of Messrs Hall, Safian, Dawkins, and Hensel, the imputed income related to his guest’s trip to the Winner’s Circle event. In the case of Ms. Kranich, the imputed income related to amounts received in lieu of attending the event.

2024 Proxy Statement	38

Compensation Tables and Narrative Disclosures
Grants of Plan-Based Awards Table for Fiscal Year 2023
This table provides information about awards made to our NEOs in 2023 pursuant to non-equity incentive plans (our short-term incentive cash bonus program) and equity incentive plans (performance restricted stock units (PSUs), and stock appreciation rights (SARs) awards comprising long-term incentive compensation under our LTIP).

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other option awards: Number of securities underlying options (#SAR’s) (2)	Exercise or Base Price of Option Awards ($) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#PSU’s)	Maximum (#PSU’s)
Eugene A. Hall	2/9/23	—	—	—	0	26,458	52,916	—	—	9,287,552
	2/9/23	—	—	—	—	—	—	31,324	351.03	3,980,328
		0	1,204,383	2,408,766	—	—	—	—	—	—
Craig W. Safian	2/9/23	—	—	—	0	7,668	15,336	—	—	2,691,698
	2/9/23	—	—	—	—	—	—	9,078	351.03	1,153,538
		0	634,949	1,269,898	—	—	—	—	—	—
Alwyn Dawkins	2/9/23	—	—	—	0	4,649	9,298	—	—	1,631,938
	2/9/23	—	—	—	—	—	—	5,504	351.03	699,391
		0	524,085	1,048,170	—	—	—	—	—	—
Scott Hensel	2/9/23	—	—	—	0	4,649	9,298	—	—	1,631,938
	2/9/23	—	—	—	—	—		5,504	351.03	699,391
		0	514,006	1,028,012	—	—	—	—	—	—
Robin Kranich	2/9/23	—	—	—	0	4,649	9,298	—	—	1,631,938
	2/9/23	—	—	—	—	—	—	5,504	351.03	699,391
		0	524,085	1,048,170	—	—	—	—	—	—
(1)     Represents cash bonuses that could have been earned in 2023 based solely upon achievement of specified financial performance objectives for 2023 and ranging from 0% (threshold) to 200% (maximum) of target (100%). Bonus targets (expressed as a percentage of base salary) were 125% for Mr. Hall, and 95%% for each of Messrs. Safian, Dawkins, and Hensel, and Ms. Kranich. Performance bonuses earned in 2023 for Messrs. Hall, Safian, Dawkins and Hensel, and Ms. Kranich and paid in February 2024 were achieved at 159% of their target bonus. The cash bonuses are reported under Non-Equity Incentive Plan Compensation in the Summary Compensation Table. See Short-Term Incentive Compensation (Cash Bonuses) in the CD&A for additional information.
(2)Represents the number of PSUs and SARs awarded to the NEOs on February 9, 2023. The target number of PSUs (100%) for the annual PSU award was subject to adjustment ranging from 0% (threshold) to 200% (maximum) based solely upon achievement of an associated financial performance objective, and was achieved at 113.9% of target in February 2024. The number of such PSUs earned was: Mr. Hall – 30,135; Mr. Safian – 8,733; Messrs. Dawkins and Hensel and Ms. Kranich – 5,295. All PSUs and SARs vest 25% per year commencing one year from grant, subject to continued employment on the vesting date except in the case of death, disability and retirement. See Long-Term Incentive Compensation (Equity Awards) in the CD&A for additional information.
(3)Represents the closing price of our Common Stock on the NYSE on the grant date.
(4)See footnote (2) to the Summary Compensation Table.
Certain Employment Agreements with Executive Officers
Our Chief Executive Officer, Mr. Hall, is a party to a long-term employment agreement with the Company. No other NEO has an employment agreement with the Company.
Mr. Hall – Employment Agreement
The Company and Mr. Hall are parties to the Second Amended and Restated Employment Agreement, dated February 14, 2019, as amended on April 29, 2021, pursuant to which Mr. Hall serves as chief executive officer of the Company until December 31, 2026 (the “CEO Agreement”). The CEO Agreement provides for automatic one year renewals commencing

2024 Proxy Statement	39

Compensation Tables and Narrative Disclosures
on January 1, 2027, and continuing each year thereafter, unless either party provides the other with at least 60 days prior written notice of an intention not to extend the term.
Under the CEO Agreement, Mr. Hall initially was entitled to the following annual compensation components:

Component	Description
Base Salary	➣	$908,197, subject to adjustment on an annual basis by the Compensation Committee
Target Bonus	➣	105% of annual base salary (target), adjusted for achievement of specified Company and individual objectives
	➣	The actual bonus paid may be higher or lower than target based upon over- or under-achievement of objectives, subject to a maximum actual bonus of 210% of base salary
Long – Term Incentive Award	➣	Aggregate annual value on the date of grant at least equal to $9,874,375 minus the sum of base salary and target bonus for the year of grant (the “Annual LTI Award”)
	➣	The Annual LTI Award will be 100% unvested on the date of grant, and vesting will depend upon the achievement of performance goals to be determined by the Compensation Committee
	➣	The terms and conditions of each Annual Incentive Award will be determined by the Compensation Committee, and will be divided between RSUs units and SARs
	➣	The number of RSUs initially granted each year will be based upon the assumption that specified Company objectives set by the Compensation Committee will be achieved, and may be adjusted so as to be higher or lower than the number initially granted for over- or under-achievement of such specified Company objectives
Other	➣	Car allowance
	➣	All benefits provided to senior executives, executives and employees of the Company generally from time to time, including medical, dental, life insurance and long-term disability
	➣	Entitled to be nominated for election to the Board
Termination and Related Payments – Mr. Hall
Involuntary or Constructive Termination (no Change in Control)
Mr. Hall’s employment is at will and may be terminated by him or us upon 60 days’ notice. If we terminate Mr. Hall’s employment involuntarily (other than within 24 months following a Change In Control (defined below)) and without Business Reasons (as defined in the CEO Agreement) or a Constructive Termination (as defined in the CEO Agreement) occurs, or if the Company elects not to renew the CEO Agreement upon its expiration and Mr. Hall terminates his employment within 90 days following the expiration of the CEO Agreement, then Mr. Hall will be entitled to receive the following benefits:

Component	Description
Base Salary	➣	accrued base salary and unused paid time off (“PTO”) through termination
	➣	36 months continued base salary paid pursuant to normal payroll schedule
Short-Term Incentive Award (Bonus)	➣	earned but unpaid bonus
	➣	300% of the average of Mr. Hall’s earned annual bonuses for the three years preceding termination, payable in a lump sum
Long – Term Incentive Award	➣	36 months’ continued vesting in accordance with their terms (including achievement of applicable performance objectives) of all outstanding equity awards
	➣	If in the year of termination there are Annual LTI Awards due to be granted that have not yet been granted, a lump sum payment in cash equal to the value of any “to-be-granted” Annual LTI Awards, multiplied by the percentage of such award that would vest within 36 months following termination (i.e., 75% in the case of a four-year vesting period)
Other	➣	reimbursement for up to 36 months’ COBRA premiums for Mr. Hall and his family

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Compensation Tables and Narrative Disclosures
Payment of severance amounts is conditioned upon execution of a general release of claims against the Company and compliance with 36-month non-competition and non-solicitation covenants. In certain circumstances, payment will be delayed for six months following termination under Code Section 409A.
Involuntary or Constructive Termination, and Change in Control
Within 24 months following a Change in Control: if Mr. Hall’s employment is terminated involuntarily and without Business Reasons; or a Constructive Termination occurs; or if the Company elects not to renew the CEO Agreement upon its expiration and Mr. Hall terminates his employment within 90 days following the expiration of the CEO Agreement (i.e., a double trigger termination), Mr. Hall will be entitled to receive the following benefits:

Component	Description
Base Salary	➣	accrued base salary and unused PTO through termination
	➣	3 times base salary then in effect, payable 6 months following termination
Short-Term Incentive Award (Bonus)	➣	any earned but unpaid bonus
	➣	3 times target bonus for fiscal year in which Change in Control occurs, payable 6 months following termination
Long – Term Incentive Award	➣	any due to be granted Annual LTI Awards pursuant to the CEO Agreement will be granted
	➣	all unvested outstanding equity awards will have the service requirement deemed fully satisfied, all performance goals or other vesting criteria will be deemed achieved (i) if the performance period has been completed, at actual level of performance, or (ii) if the performance period has not been completed, at target level of performance, and all stock options and SARs will be exercisable as to all covered shares
Other	➣	reimbursement for up to 36 months’ COBRA premiums for Mr. Hall and his family
Mr. Hall’s unvested outstanding equity awards will only vest in connection with a Change in Control if Mr. Hall’s employment is terminated under the circumstances described above within 24 months following the Change in Control (i.e., if a “double trigger” occurs).
Should any payments received by Mr. Hall upon a Change in Control constitute a “parachute payment” within the meaning of Code Section 280G, Mr. Hall may elect to receive either the full amount of his Change in Control payments, or such lesser amount as will ensure that no portion of his severance and other benefits will be subject to excise tax under Code Section 4999. The CEO Agreement does not provide for a gross-up of these taxes. Additionally, certain payments may be delayed for six months following termination under Code Section 409A.
The CEO Agreement utilizes the LTIP definition of “Change in Control” which currently provides that a Change in Control will occur when (i) there is a change in ownership of the Company such that any person (or group) becomes the beneficial owner of 50% of our voting securities, (ii) there is a change in the ownership of a substantial portion of the Company’s assets or (iii) there is a change in the effective control of the Company such that a majority of members of the Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of appointment or election.
In the CEO Agreement, Mr. Hall is subject to certain restrictive covenants, including an indefinite confidentiality provision as well as provisions providing for a non-compete, non-solicit of employees, customers, and suppliers, and non-disparagement of the Company and its executives and directors that applies during employment and for 36 months following the termination thereof.
Termination and Related Payments – Other Executive Officers
In the event of termination for cause, voluntary resignation or as a result of death, disability or retirement, no severance benefits are provided. In the event of termination for cause or voluntary resignation, all equity awards are forfeited except

2024 Proxy Statement	41

Compensation Tables and Narrative Disclosures
as discussed below under Death, Disability and Retirement. In the event of termination without cause (including in connection with a Change in Control), other executive officers are entitled to receive the following benefits:

Component	Description
Base Salary	➣	accrued base salary and unused PTO (not to exceed 25 days) through termination
	➣	12 months continued base salary paid pursuant to normal payroll schedule
Long–Term Incentive Awards	➣	In the event of a termination without cause within 12 months following a Change in Control, all unvested outstanding equity will vest in full. For any PSU award where performance has not yet been determined, the award will vest assuming target performance, and all stock options and SARs will be exercisable as to all covered shares for 12 months following termination; otherwise unvested awards are forfeited
	➣	If no Change in Control, unvested equity awards are forfeited (except in the case of death, disability and retirement, discussed below)
Other	➣	Reimbursement for up to 12 months’ COBRA premiums for executive and family
In order to receive severance benefits, the executive officers who are terminated are required to execute and comply with a separation agreement and release of claims in which, among other things, the executive reaffirms his or her commitment to confidentiality, non-competition and non-solicitation obligations and releases the Company from various employment-related claims. In addition, in the case of NEOs (other than Mr. Hall), severance will not be paid to any executive who refuses to accept an offer of comparable employment from Gartner or who does not cooperate or ceases to cooperate when being considered for a new position with Gartner, in each case as determined by the Company. Finally, under certain circumstances, payments and release of shares may be delayed for six months following termination under Code Section 409A.
Death, Disability and Retirement
Our executive officers are entitled to immediate vesting of all outstanding awards in the case of termination due to death or disability, and continued vesting depending upon the age of the officer in the case of retirement (as defined) as described in the following table:

Termination Event	Treatment of Unvested Equity Awards
Death or Disability	➣	100% vesting upon event
Retirement – not eligible	➣	Unvested awards forfeited
Retirement – eligible	➣	Unvested awards continue to vest in full in accordance with their terms (subject to certain conditions)
➣ Retirement eligible if on the date of retirement, the officer is at least 55 years old and has at least 10 years of service	➣	For a retirement in the year that an award is granted, the unvested portion of such award that is eligible to vest will be prorated based on the number of days in the year of grant during which the officer was employed
In order to receive retirement vesting, an officer must be retirement “eligible” on the date of retirement, as described in the table above; if not, all unvested awards are forfeited upon retirement. At December 31, 2023, of our NEOs, Messrs. Hall and Dawkins would have qualified for the additional vesting benefit upon retirement for their outstanding equity awards. Disability is defined in our current equity award agreements as total and permanent disability.
SARs remain exercisable through the earlier of the applicable expiration date or one year from termination in the case of death and disability, and through the expiration date in the case of retirement. Upon termination for any other reason, vested SARs remain exercisable through the earlier of the applicable expiration date or 90 days from the date of termination.
In the case of death, disability or retirement, unvested PSUs held by an officer that are eligible to vest will be earned, if at all, based upon achievement of the related performance metric upon certification by the Compensation Committee.

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Compensation Tables and Narrative Disclosures
Outstanding Equity Awards at Fiscal Year-End December 31, 2023
This table provides information on each option (including SARs) and stock (including RSUs and PSUs) awards held by each NEO as of December 31, 2023. All performance criteria associated with these awards (except for the 2023 PSU award (see footnote 4)) were fully satisfied as of December 31, 2023, and the award is fixed. The market value of the stock awards is based on the closing price of our Common Stock on the NYSE on December 29, 2023 (the last business day of the year), which was $451.11. Upon exercise of, or release of restrictions on, these awards, the number of shares ultimately issued to each executive will be reduced by the number of shares withheld by Gartner for tax withholding purposes and/or as payment of the exercise price in the case of options and SARs.

Name Executive Office	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Eugene A. Hall
(1), (5)	66,948	22,316	154.31	2/5/2027	11,195	5,050,176
(2), (5)	32,994	32,992	180.64	2/10/2028	41,876	18,890,682
(3), (5)	9,808	29,422	302.90	2/9/2029	27,585	12,443,869
(4), (5)	—	31,324	351.03	2/9/2030	52,916	23,870,937
Craig W. Safian
(5)	13,196	—	143.01	2/6/2026	—	—
(1), (5)	19,243	6,414	154.31	2/5/2027	3,217	1,451,221
(2), (5)	9,574	9,574	180.64	2/10/2028	12,152	5,481,889
(3), (5)	2,818	8,452	302.90	2/9/2029	7,925	3,575,047
(4), (5)	—	9,078	351.03	2/9/2030	15,336	6,918,223
Alwyn Dawkins
(5)	15,809	—	143.01	2/6/2026	—	—
(1), (5)	11,613	3,871	154.31	2/5/2027	1,941	875,605
(2), (5)	5,778	5,778	180.64	2/10/2028	7,334	3,308,441
(3), (5)	1,709	5,124	302.90	2/9/2029	4,804	2,167,132
(4), (5)	—	5,504	351.03	2/9/2030	9,298	4,194,421
Scott Hensel
(5)	14,550	—	143.01	2/6/2026	—	—
(1), (5)	11,505	3,835	154.31	2/5/2027	1,923	867,485
(2), (5)	5,778	5,778	180.64	2/10/2028	7,334	3,308,441
(3), (5)	1,709	5,124	302.90	2/9/2029	4,804	2,167,132
(4), (5)	—	5,504	351.03	2/9/2030	9,298	4,194,421
Robin Kranich
(1), (5)	7,742	3,871	154.31	2/5/2027	1,941	875,605
(2), (5)	5,778	5,778	180.64	2/10/2028	7,334	3,308,441
(3), (5)	1,709	5,124	302.90	2/9/2029	4,804	2,167,132
(4), (5)	—	5,504	351.03	2/9/2030	9,298	4,194,421
(1)Vest 25% per year commencing February 5, 2021, generally subject to the executive’s continued service through each applicable vesting date.
(2)Vest 25% per year commencing February 10, 2022, generally subject to the executive’s continued service through each applicable vesting date.
(3)Vest 25% per year commencing February 9, 2023, generally subject to the executive’s continued service through each applicable vesting date.
(4)The market value of the stock award is presented at maximum level (200%), and the amount ultimately awarded could range from 0% to 200% of the target award. After certification of the applicable performance metric in February 2024, the amount actually awarded on account of Stock Awards was determined to be 113.9% of target based on actual performance. The actual number of PSUs awarded to the NEOs is reported in footnote (2) to the Grants of Plan-

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Compensation Tables and Narrative Disclosures
Based Awards Table. The awards vest 25% per year commencing February 9, 2024, generally subject to the executive’s continued service through each applicable vesting date.
(5)The amounts shown under Option Awards represent SARs that will be stock-settled upon exercise; accordingly, the number of shares ultimately received upon exercise will be less than the number of SARs held by the executive and reported in this table.
Option Exercises and Stock Vested for Fiscal Year 2023
This table provides information for the NEOs for the aggregate number of SARs that were exercised, and stock awards that vested and released, during 2023 on an aggregate basis, and does not reflect shares withheld by the Company for exercise price or withholding taxes.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Eugene A. Hall	119,521	29,265,777	58,687	20,252,539
Craig W. Safian	40,508	11,144,158	16,867	5,821,080
Alwyn Dawkins	36,493	9,086,977	10,187	3,515,747
Scott Hensel	16,722	3,862,364	9,932	3,428,792
Robin Kranich	7,904	2,212,384	10,187	3,515,747
(1)Represents the spread between (i) the market price of our Common Stock at exercise and (ii) the exercise price for all SARs exercised during the year, multiplied by the number of SARs exercised.
(2)Represents PSUs and RSUs awarded in prior years as long-term incentive compensation released in 2023.
(3)Represents the number of shares released multiplied by the market price of our Common Stock on the release date.
Non-Qualified Deferred Compensation for Fiscal Year 2023
The Company maintains a Non-Qualified Deferred Compensation Plan for certain officers and key personnel whose compensation grade profile was a 130 or higher in 2023, or those who have been previously grandfathered into the plan. This plan currently allows qualified U.S.-based employees to defer up to 50% of earned annual salary and/or up to 100% of annual bonus earned in a fiscal year. In addition, in 2023 the Company made a contribution to the account of each Named Executive Officer who deferred compensation equal to the amount of such executive’s contribution (not to exceed 4% of base salary and bonus), less $7,200. Deferred amounts are deemed invested in several independently-managed investment portfolios selected by the participant for purposes of determining the amount of earnings to be credited by the Company to that participant’s account. The Company may, but need not, acquire investments corresponding to the participants’ designations.
Upon termination of employment for any reason, all account balances will be distributed to the participant in a lump sum, except that a participant whose account balance is in excess of $25,000 may defer distributions for an additional year, and/or elect to receive the balance in 20, 40 or 60 quarterly installments. In the event of an unforeseen emergency (which includes a sudden and unexpected illness or accident of the participant or a dependent, a loss of the participant’s property due to casualty or other extraordinary and unforeseeable circumstance beyond the participant’s control), the participant may request early payment of his or her account balance, subject to approval.
The following table provides information (in dollars) concerning contributions to the Deferred Compensation Plan in 2023 by the participating Named Executive Officers, the Company’s matching contributions, 2023 earnings, aggregate withdrawals and distributions and account balances at year-end:

2024 Proxy Statement	44

Compensation Tables and Narrative Disclosures

Name	Executive Contributions in 2023 ($) (1) (2)	Company Contributions in 2023 ($) (1) (3)	Aggregate Earnings in 2023 ($) (1)	Aggregate Withdrawals/ Distributions in 2023 ($)	Aggregate Balance at 12/31/23 ($) (4)
Eugene A. Hall	128,062	120,862	129,385	(148,102)	711,331
Craig W. Safian	91,576	66,061	174,335	—	1,147,533
Alwyn Dawkins	96,408	53,269	70,712	(87,297)	421,248
Scott Hensel	59,306	52,106	105,113	—	566,724
Robin Kranich	64,634	53,269	260,169	—	1,693,949
(1)All executive and Company contribution amounts in this table have been reflected in the Summary Compensation Table and prior years’ summary compensation tables, as applicable. Aggregate earnings are not reflected in the Summary Compensation Table and were not reflected in prior years’ summary compensation tables.
(2)Executive Contributions are included in the “Base Salary” and/or “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table for the NEOs.
(3)Company Contributions are included in the “All Other Compensation” column of the Summary Compensation Table, and in the “Company Match Under Non-qualified Deferred Compensation Plan” column of the Other Compensation Table for the NEOs.
(4)Amounts reported in the Aggregate Balance column reflect the cumulative value of the NEOs’ deferral activities, including executive contributions, company contributions, withdrawals and investment earnings thereon as of December 31, 2023.
Potential Payments upon Termination or Change in Control
Certain Employment Agreements with Executive Officers above contains a detailed discussion of the payments and other benefits to which our CEO and other NEOs are entitled in the event of termination of employment or upon a Change in Control. The amounts payable assuming termination under various circumstances at December 31, 2023 are set forth below. In the event of termination of employment or a termination in connection with a Change in Control, each NEO would also be entitled to receive accrued personal time off (PTO) and the balance in his or her deferred compensation plan account. Such accrued amounts are not quantified below. There is no vesting of equity awards for our NEO’s based solely upon a Change in Control (i.e., without termination).
Mr. Hall, CEO
The table below quantifies (in dollars) amounts that would be payable by the Company, and the value of shares of Common Stock underlying the equity awards that would vest, to Mr. Hall had his employment been terminated on December 31, 2023 (the “Termination Date”) as a result of (1) involuntary termination without cause and/or constructive termination; (2) death, disability or retirement; or (3) an involuntary termination without cause and/or constructive termination in the 24 months following a Change in Control (“Hall Double Trigger Termination”). Mr. Hall would not receive any payment or vesting of equity awards in the event of a Change in Control only (i.e., without termination). See Outstanding Equity Awards At Fiscal Year End Table above for a list of Mr. Hall’s unvested equity awards at the end of 2023. Mr. Hall was eligible for retirement benefits as of December 31, 2023.

Involuntary termination (severance benefits) ($) (1)	Involuntary termination (continued vesting of equity awards) ($) (2)	Total Involuntary termination ($) (1) (2)	Death or disability (value of unvested equity awards) ($) (3)	Retirement (value of unvested equity awards) ($) (4)	Hall Double Trigger Termination (severance benefits) ($) (5)	Hall Double Trigger Termination (acceleration of unvested equity awards) ($) (6)	Total Hall Double Trigger Termination Benefits ($) (5) (6)
10,560,225	73,021,204	83,581,428	73,021,204	73,021,204	8,491,239	73,021,204	81,512,443

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Compensation Tables and Narrative Disclosures
(1)Represents the sum of (w) three times base salary in effect at Termination Date, (x) 300% of the average actual bonus paid for the prior three years (2020, 2021 and 2022), (y) earned but unpaid 2023 bonus, and (z) the amount of health insurance premiums for Mr. Hall, his spouse and immediate family for 36 months (at premiums in effect on the Termination Date).
(2)Represents (y) the fair market value using the closing price of our Common Stock on December 29, 2023 (the last NYSE trading day in 2023), or $451.11 (the “Year End Price”) of unvested PSUs that would have vested within 48 months following the Termination Date, plus (z) the spread between the Year End Price and the exercise price for all in-the-money SARs that would have vested within 48 months following the Termination Date, multiplied by the number of such SARs. Since Mr. Hall is retirement-eligible, his termination would be treated as a retirement for purpose of determining additional vesting of his PSUs and SARs and he would receive full vesting of his equity awards. 2023 PSUs are adjusted based upon the performance factor determined by the Compensation Committee in early 2024.
(3)Represents (y) the fair market value using the Year End Price of all unvested PSUs, plus (z) the spread between the Year End Price and the exercise price for all in-the-money, unvested SARs, multiplied by the number of such SARs. 2023 PSUs are adjusted based upon the performance factor determined by the Compensation Committee in early 2024.
(4)Represents (y) the fair market value using the Year End Price of all unvested PSUs, plus (z) the spread between the Year End Price and the exercise price for all in-the-money, unvested SARs, multiplied by the number of such SARs. 2023 PSUs are adjusted based upon the performance factor determined by the Compensation Committee in early 2024.
(5)Represents the sum of (w) three times base salary in effect at Termination Date, (x) three times 2023 target bonus, (y) unpaid 2023 bonus, and (z) the amount of health insurance premiums for Mr. Hall, his spouse and immediate family for 36 months (at premiums in effect on the Termination Date).
(6)Represents (y) the fair market value using the Year End Price of all unvested PSUs on the Termination Date (at actual payout level for 2023 PSUs), plus (z) the spread between the Year End Price and the exercise price of all in-the-money unvested SARs on the Termination Date, multiplied by the number of such SARs.
Other Named Executive Officers
The table below quantifies (in dollars) amounts that would be payable by the Company, and the value of shares of Common Stock that would be released, to our NEOs (other than Mr. Hall) had their employment been terminated on December 31, 2023 (the “Termination Date”) as a result of (1) involuntary termination without cause and/or constructive termination; (2) death or disability; (3) retirement; or (4) an involuntary termination without cause in the 12 months following a Change in Control (“NEO Double Trigger Termination”). The NEOs listed below would not receive any payment or vesting of equity awards in the event of a Change in Control only (i.e., without termination). Mr. Dawkins was eligible for retirement benefits under applicable equity awards at December 31, 2023. See Outstanding Equity Awards At Fiscal Year End Table above for a list of unvested equity awards held by each NEO at the end of 2023.

Named Executive Officer	Involuntary termination (severance benefits) ($) (1)	Death or disability (value of unvested equity awards) ($) (2)	Retirement (value of unvested equity awards) ($) (3)	Value of unvested equity awards NEO Double Trigger Termination ($) (4)	Total NEO Double Trigger Termination ($) (1) (4)
Craig W. Safian	690,395	21,102,052	0	20,621,620	21,312,015
Alwyn Dawkins	573,696	12,761,762	12,761,762	12,470,345	13,044,041
Scott Hensel	568,616	12,742,957	0	12,451,540	13,020,156
Robin Kranich	573,696	12,761,762	0	12,470,345	13,044,041
(1)Represents 12 months’ base salary in effect on the Termination Date, plus the amount of health insurance premiums for the executive, his or her spouse and immediate family for 12 months (at premiums in effect on the Termination Date) payable in accordance with normal payroll practices.
(2)Represents (x) the fair market value using the Year End Price ($451.11) of 100% of unvested PSUs, plus (y) the spread between the Year End Price and the exercise price of all in-the money unvested SARs, multiplied by the

2024 Proxy Statement	46

Compensation Tables and Narrative Disclosures
number of such SARs, plus (z) the fair market value using the Year End Price of all unvested RSUs. 2023 PSUs are adjusted based upon applicable performance metrics.
(3)Messrs. Safian and Hensel and Ms. Kranich were not eligible for retirement benefits on the Termination Date and would have forfeited all unvested equity had they retired on the Termination Date. Mr. Dawkins was retirement eligible under applicable equity awards on the Termination Date. Pursuant to the terms of the award agreements, Mr. Dawkins would have been entitled to full continued vesting for his 2020, 2021, 2022 and 2023 equity awards. Figures in the table represent (y) the fair market value using the Year End Price of all unvested PSUs that would have been eligible to vest, plus (z) the spread between the Year End Price and the exercise price for all his unvested SARs that would have been eligible to vest, multiplied by the number of such SARs. 2023 PSUs are adjusted based upon the performance factor determined by the Compensation Committee in early 2022.
(4)Represents (x) the fair market value using the Year End Price of all unvested PSUs and RSUs on the Termination Date (at target in the case of unadjusted 2023 PSUs), plus (y) the spread between the Year End Price and the exercise price of all in-the-money unvested SARs on the Termination Date, multiplied by the number of such SARs.
Pay Ratio
The 2023 annual total compensation of the median compensated of all our employees who were employed as of December 31, 2023, other than our CEO, Mr. Hall, was $119,132; Mr. Hall’s 2023 annual total compensation was $16,299,489 and the ratio of these amounts was 1-to-137.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records, and the methodology described herein. For these purposes, we identified the median compensated employee using the base salary determined as of December 31, 2023 and target cash incentives for the 2023 performance year, which amounts were annualized for any permanent (that is, non-temporary) employee who did not work for the entire year. We considered all of our worldwide associates employed with us as of December 31, 2023 when examining the pay ratio, including in determining the median compensated employee. Based on our consistently applied compensation measure, we identified a group of 10 associates within 0.2% of the median amount and calculated annual total compensation in accordance with the Summary Compensation Table requirements for these associates to identify our median compensated employee.
Pay Versus Performance
The following table and disclosures have been prepared in accordance with the Pay Versus Performance SEC disclosure rules, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act. The table discloses information on “compensation actually paid” (CAP) to our principal executive officer (PEO) and to our other NEOs (non-PEO NEOs) for 2020 to 2023, alongside total shareholder return (TSR), net income, and the Company’s selected metric of CV. CV is the most important metric in linking compensation actually paid to our NEOs to Company performance, representing 70% of long-term incentive awards granted to our NEOs for 2023.

2024 Proxy Statement	47

Compensation Tables and Narrative Disclosures

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (2)	Average Compensation Actually Paid to Non-PEO NEOs ($) (3)	Value of Initial Fixed $100 Investment Based On: (4)		Net Income (millions) ($)	Company-Selected Measure (millions) ($) (6)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (5)
2023	16,299,489	40,034,283	4,232,352	9,055,703	293	141	882	4,839
2022	15,452,138	16,037,507	3,993,018	3,930,345	218	105	808	4,660
2021	14,096,168	80,424,211	3,719,960	17,061,159	217	129	794	4,247
2020	12,595,105	14,851,875	3,207,410	3,623,304	104	123	267	3,605
(1)    Mr. Hall was our PEO for each of the years presented.
(2)    During 2023, our non-PEO NEOs consisted of Messrs. Safian, Dawkins and Hensel and Ms. Kranich.
During 2022, our non-PEO NEOs consisted of Messrs. Safian, Dawkins, Hensel and Jules P. Kaufman (our former General Counsel) and Ms. Kranich. During 2021 and 2020, our non-PEO NEOs consisted of Messrs. Safian, Dawkins and Kaufman and Ms. Kranich.
(3)    “Compensation actually paid” is calculated in accordance with Item 402(v) of Regulation S-K. The Company does not have any pensions, so no adjustments have been recorded related to pension service. The tables below set forth each adjustment made during each year presented in the table to calculate the “compensation actually paid” to our NEOs during each year in the table:

Reconciliation of Summary Compensation Table Total Compensation to “Compensation Actually Paid” for PEO(i)	2023	2022	2021	2020
Summary Compensation Table Total Compensation	16,299,489	15,452,138	14,096,168	12,595,105
Adjustments:
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table for the covered fiscal year	(9,287,552)	(8,472,416)	(7,564,661)	(7,273,710)
Deduction for amounts reported under the “Option Awards” column in the Summary Compensation Table for the covered fiscal year	(3,980,328)	(3,631,046)	(3,241,991)	(3,117,322)
Fair value of awards granted during year that remain unvested and outstanding as of covered year end	19,130,309	17,392,305	39,540,976	11,001,868
Fair value as of vest date of awards granted during year that vested during covered year	—	—	—	—
Change in fair value from prior year-end to covered year-end of awards granted prior to covered year that were outstanding and unvested as of year-end	16,916,509	1,064,562	36,805,545	1,863,381
Change in fair value from prior year-end to vesting date of awards granted prior to covered year that vested during covered year	955,856	(5,768,036)	788,173	(217,447)
Deduction of fair value as of prior year-end of awards granted prior to covered year that were forfeited during covered year	—	—	—	—
Increase based upon incremental fair value of awards modified during year	—	—	—	—
Increase based on dividends or other earnings paid during covered year, prior to vesting date of award	—	—	—	—
Compensation Actually Paid	40,034,283	16,037,507	80,424,211	14,851,875

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Compensation Tables and Narrative Disclosures

Reconciliation of Summary Compensation Table Total Compensation to “Compensation Actually Paid” for Non-PEO NEOs (Average)(i)	2023	2022	2021	2020
Summary Compensation Table Total Compensation	4,232,352	3,993,018	3,719,960	3,207,410
Adjustments:
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table for the covered fiscal year	(1,896,878)	(1,667,404)	(1,542,395)	(1,465,945)
Deduction for amounts reported under the “Option Awards” column in the Summary Compensation Table for the covered fiscal year	(812,928)	(714,606)	(661,016)	(628,300)
Fair value of awards granted during year that remain unvested and outstanding as of covered year end	3,907,066	3,210,390	8,062,163	2,217,325
Fair value as of vest date of awards granted during year that vested during covered year	—	—	—	—
Change in fair value from prior year-end to covered year-end of awards granted prior to covered year that were outstanding and unvested as of year-end	3,433,267	209,062	7,247,948	336,070
Change in fair value from prior year-end to vesting date of awards granted prior to covered year that vested during covered year	192,823	(1,100,115)	234,498	(43,256)
Deduction of fair value as of prior year-end of awards granted prior to covered year that were forfeited during covered year	—	—	—	—
Increase based upon incremental fair value of awards modified during year	—	—	—	—
Increase based on dividends or other earnings paid during covered year, prior to vesting date of award	—	—	—	—
Compensation Actually Paid	9,055,703	3,930,345	17,061,159	3,623,304
(i)    The fair value or incremental fair value of all incentive equity awards is determined in accordance with ASC 718, using materially the same methodologies used in determining the grant date fair value of our equity awards reflected in the Summary Compensation Table; provided, in order to properly value the SAR awards using the Black-Scholes model we use for such grant date fair value, we made appropriate adjustments to the grant date assumptions to reflect changes in the historical and implied stock price volatility, expected life (including remaining vesting periods, remaining expiration periods and SAR gain levels), dividend yield and risk-free interest rates as of each measurement date. The value of outstanding performance-based awards in the covered fiscal year is based upon the probable outcome of the performance conditions as of the last day of the fiscal year.
(4)    Assumes $100 was invested in our Common Stock (with the reinvestment of all dividends) from December 31, 2019 to December 31, 2023.
(5)    The peer group used by the Company consists of the companies used in the Company’s performance graph as required by Item 201(e) of Regulation S-K and reported in Part II, Item 5 of its annual report for the fiscal year ended December 31, 2023, namely, the S&P 500 IT Services Index.
(6)    Contract Value (“CV”) represents the dollar value attributable to all of our subscription-related contracts. It is calculated as the annualized value of contracts in effect at a specific point in time, without regard to the duration of the contract. CV primarily includes research deliverables for which revenue is recognized on a ratable basis and other deliverables (primarily conferences tickets) included with subscription-based research products for which revenue is recognized when the deliverable is utilized.

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Compensation Tables and Narrative Disclosures
Relationship Between “Compensation Actually Paid” and Performance
The following graphs provide a comparison of the Company’s four-year cumulative TSR with that of the peer group index, as well as comparisons of “compensation actually paid” as disclosed in the Pay Versus Performance Table with each of Company TSR, net income and CV (the Company-Selected Measure).

Company TSR vs. Peer Group TSR
$400
$200
$0
Total Shareholder Return
$100
$100
$123
$104
$217
$129
$218
$105
$293
$141
2019
2020
2021
2022
2023
Company TSR
Peer Group TSR

Compensation Actually Paid vs. TSR
Compensation Actually Paid ($000's)
Total Shareholder Return ($)
100,000
50,000
0
400
200
0
14,852
3,623
104
80,424
17,061
217
16,038
3,930
218
40,034
9,056
293
2020
2021
2022
2023
CAP to CEO
Avg CAP Non-PEO NEOs
Company TSR

Compensation Actually Paid vs. Net Income
Compensation Actually Paid ($000's)
Net Income ($MM's)
100,000
50,000
0
1,000
500
0
14,852
3,623
267
80,424
794
17,061
16,038
3,930
808
40,034
9,056
882
2020
2021
2022
2023
CAP to CEO
Avg CAP Non-PEO NEOs
Net Income

Compensation Actually Paid vs. Contract Value
Compensation Actually Paid ($000's)
Contract Value* ($MMs)
100,000
50,000
0
6,000
3,000
0
14,852
3,623
80,424
17,061
16,038
3,930
40,034
9,056
3,605
4,247
4,660
4,839
2020
2021
2022
2023
CAP to CEO
Avg CAP Non-PEO NEOs
Contract Value

* Each year’s CV has been calculated using the foreign currency rates for such year.
Tabular List of Most Important Financial Performance Measures
The following provides a list of the financial performance measures that we believe are the most important financial performance measures used to link NEO compensation to company performance for the most recent fiscal year. For more information, see Compensation Discussion and Analysis.

Most Important Financial Performance Measures
Contract Value (CV)
Revenue
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

2024 Proxy Statement	50

Compensation Tables and Narrative Disclosures
Equity Compensation Plan Information
The following table provides information as of December 31, 2023 regarding the number of shares of our Common Stock that may be issued upon exercise of outstanding options, stock appreciation rights and other rights (including restricted stock units, performance stock units and common stock equivalents) awarded under our equity compensation plans (and, where applicable, related weighted average exercise price information), as well as shares available for future issuance under our equity compensation plans. All equity plans with outstanding awards or available shares have been approved by our stockholders.

Plan Category	Column A	Column B	Column C
	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (1)	Weighted Average Exercise Price of Outstanding Options and Rights ($) (1)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding shares in Column A) (2)
2003 Long – Term Incentive Plan	101,025	—	—
2014 Long – Term Incentive Plan	1,353,055	216.40	5,941,734
2011 Employee Stock Purchase Plan	—	—	3,180,670
Total (3)	1,454,080	216.40	9,122,404
(1)Includes 310,178 SARs, 1,037,552 PSUs (based on actual performance) and RSUs, and 106,350 CSEs. Because there is no exercise price associated with PSUs, RSUs or CSEs, these stock awards are not included in the weighted-average exercise price calculation presented in Column B. For SARs, includes the number of shares of Common Stock that would be issuable based on the difference between the closing price of our Common Stock on December 29, 2023 ($451.11) and the exercise price of in-the-money SARs as of that date.
(2)With respect to SARs, includes the number of shares of Common Stock that would be withheld for the exercise price of in-the-money SARs based on the closing price of our Common Stock on December 29, 2023 ($451.11).
(3)In addition, the Company has outstanding equity compensation awards that the Company assumed in the acquisition of CEB, Inc. (“CEB”). These awards were granted by CEB under its 2012 Stock Incentive Plan (the “CEB Plan”) in the period between 2012 to the closing of the acquisition by the Company and were converted into an adjusted number of Company shares. As of December 31, 2023, there were a total of 4,934 Company shares subject to assumed CEB restricted stock units. No additional restricted stock units, options or other awards have been granted under the CEB Plan since the closing of the acquisition and no new awards will be granted in the future under that plan.

2024 Proxy Statement	51

PROPOSAL TWO:
APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are including in this Proxy Statement a separate resolution subject to stockholder vote to approve the compensation of our NEOs (“say-on-pay”). At the 2023 annual meeting, the Board recommended and stockholders approved holding this advisory vote on an annual basis. Accordingly, you are being asked to vote on the following resolution at the 2024 Annual Meeting:
Resolved, that the compensation of Gartner’s Named Executive Officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved on an advisory basis.
The stockholder vote on this resolution is advisory only. However, the Compensation Committee and the Board will consider the voting results when making future executive compensation decisions.
In considering your vote, stockholders may wish to review with care the information on Gartner’s compensation policies and decisions regarding the NEOs presented in the CD&A on pages 24-35, including, in particular, the information concerning Company performance included in the Executive Summary on pages 24-25 and highlights of our Compensation Practices on page 26.
In particular, stockholders should note that the Compensation Committee bases its executive compensation decisions on the following:

➣	the need to attract, motivate and retain highly talented, creative and entrepreneurial individuals in a highly competitive industry and marketplace;
➣
the need to motivate our executives to maximize the performance of our Company through pay-for-performance compensation components which have led executives to deliver outstanding performance for the past several years;

➣	comparability to the practices of peers in our industry and other comparable companies generally based upon available benchmarking data; and
➣	the alignment of our executive compensation programs with stockholder value through heavily weighted performance-based compensation elements.
As noted in the Executive Summary commencing on page 24, 2023 was a year of strong performance for Gartner despite multiple global disruptions. We believe this strong performance is largely a result of the agility, focus and skill of our executive leadership team. The Board believes that Gartner’s executive compensation program has a proven record of effectively driving superior levels of financial performance, stockholder value, alignment of pay with performance, high ethical standards and attraction and retention of highly talented executives.
The Board of Directors has adopted a policy providing for annual say-on-pay advisory votes. Unless the Board of Directors modifies its policy on the frequency of holding say-on-pay advisory votes, the next say-on-pay advisory vote following the 2024 Annual Meeting will occur in 2025.

VOTE RECOMMENDATION OF OUR BOARD: FOR	Our Board unanimously recommends that you vote FOR the foregoing resolution to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

2024 Proxy Statement	52

PROPOSAL THREE:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for the 2024 fiscal year. Additional information concerning the Audit Committee and its activities with KPMG can be found in the Audit Committee Report and the Principal Accountant Fees and Services below.
The Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. Ratification by the stockholders of the appointment of KPMG is not required by law, the Company’s bylaws or otherwise. However, the Board of Directors is submitting the appointment of KPMG for stockholder ratification to ascertain stockholders’ views on the matter. Representatives of KPMG will attend the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.
Principal Accountant Fees and Services
The following table presents fees for professional services rendered by KPMG for the integrated audit of the Company’s consolidated financial statements and internal control over financial reporting during the years ended December 31, 2023 and 2022, and fees for other services rendered by KPMG during those periods:

Types of Fees	2022 ($)	2023 ($)
Audit Fees	5,879,991	6,428,026
Audit-Related Fees	33,419	291,930
Tax Fees	1,186,825	269,730
All Other Fees	—	—
Total Fees	7,100,235	6,989,686
Audit Fees
Audit fees relate to professional services rendered by KPMG for the audit of the Company’s annual consolidated financial statements contained in its Annual Report on Form 10-K, audit of internal controls over financial reporting, and the review of the Company’s quarterly financial statements contained in its Quarterly Reports on Form 10-Q, as well as work performed in connection with statutory and regulatory filings. The amounts noted above include reimbursement for direct out-of-pocket travel and other sundry expenses.
Audit-Related Fees
Audit-related fees relate to professional services for assurance and audit-related services performed for the Company or its subsidiaries but not directly related to the audits. Audit-Related fees include attestation or agreed upon procedures related to certain statutory requirements or local reporting requirements. In 2023, these fees also included a pre-implementation assessment over the Company’s enterprise resource planning software implementation.
Tax Fees
Tax fees relate to professional services rendered by KPMG for permissible tax compliance in international and domestic locations, tax advice, tax planning, and transfer pricing. These fees can vary significantly from year to year.
All Other Fees
This category of fees covers all fees for any permissible service not included in the above categories.

2024 Proxy Statement	53

Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm
Pre-Approval Policies
The Audit Committee’s policy is to pre-approve all audit, audit-related and permissible non-audit services provided by KPMG. These services may include domestic and international audit services, audit-related services, tax services and other services. At the beginning of each fiscal year, the Audit Committee pre-approves aggregate fee limits for specific types of permissible services (e.g., domestic and international tax compliance and tax planning services; transfer pricing services, audit-related services and other permissible services) to allow management to engage KPMG expeditiously as needed when projects arise. At each regular quarterly meeting, KPMG and management report to the Audit Committee regarding the services for which the Company has engaged KPMG in the immediately preceding fiscal quarter in accordance with the pre-approved limits, and the related fees for such services as well as year-to-date cumulative fees for KPMG services. Pre-approved limits may be adjusted as necessary during the year, and the Audit Committee may also pre-approve particular services on a case-by-case basis. All services provided by KPMG in 2023 were pre-approved by the Audit Committee.
AUDIT COMMITTEE REPORT
Pursuant to its responsibilities as set forth in the Audit Committee Charter, the Audit Committee has reviewed and discussed with management and with KPMG Gartner’s audited consolidated financial statements for the year ended December 31, 2023. The Audit Committee has discussed with KPMG the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission. The Audit Committee has received the written disclosures and letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG that firm’s independence.
Based on the review and discussions noted above, as well as discussions regarding Gartner’s internal control over financial reporting and discussions with Gartner’s Internal Audit function, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2023 be included in Gartner’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the Securities and Exchange Commission.
Audit Committee of the Board of Directors
Richard J. Bressler
Karen E. Dykstra
Diana S. Ferguson
José M. Gutiérrez
James C. Smith

VOTE RECOMMENDATION OF OUR BOARD: FOR	Our Board unanimously recommends that you vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year.

2024 Proxy Statement	54

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Based on our review of information on file with the SEC and our stock records, the following table provides certain information about beneficial ownership of shares of our Common Stock as of April 8, 2024 (including shares that will release or are or will become exercisable within 60 days following April 8, 2024) held by: (i) each person (or group of affiliated persons) which is known by us to own beneficially more than five percent (5%) of our Common Stock; (ii) each of our directors; (iii) each NEO; and (iv) all directors, NEOs and other current executive officers as a group. Percentage computations are based on 77,838,812 shares of Common Stock outstanding on April 8, 2024. Unless otherwise indicated, the address for those listed below is c/o Gartner, Inc., 56 Top Gallant Road, Stamford, CT 06902. The amounts shown do not include CSEs or RSUs that release upon termination of service as a director, or deferred CSEs or RSUs that will not release within 60 days. Since all stock appreciation rights (SARs) are stock-settled (i.e., shares are withheld for the payment of exercise price and taxes), the number of shares ultimately issued upon settlement will be less than the number of SARs exercised. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table directly own, and have sole voting and investment power with respect to, all shares of Common Stock shown as beneficially owned by them. To the Company’s knowledge, none of these shares has been pledged.

Beneficial Owner	Number of Shares Beneficially Owned	Percent Owned
Peter E. Bisson	1,743	*
Richard J. Bressler	11,871	*
Raul E. Cesan (1)(2)	106,543	*
Karen E. Dykstra (3)	21,508	*
Diana S. Ferguson (1)	1,942	*
Anne Sutherland Fuchs (1)	13,873	*
William O. Grabe (1)	18,536	*
José M. Gutiérrez (1)	961	*
Stephen G. Pagliuca (1)	67,416	*
Eileen M. Serra (4)	3,527	*
James C. Smith (1)(5)	794,074	1.0
Eugene A. Hall (6)	1,321,658	1.7
Craig W. Safian (7)	132,656	*
Alwyn Dawkins (8)	96,936	*
Scott Hensel (9)	63,074	*
Robin Kranich (10)	42,447	*
All current directors, executive officers as a group (25 persons) (11)	2,816,910	3.6
The Vanguard Group, Inc. (12) 100 Vanguard Blvd., Malvern, PA 19355	8,913,578	11.5
BlackRock, Inc. (13) 50 Hudson yards, New York, NY 10001	6,110,636	7.9
Baron Capital Group, Inc. (14) 767 Fifth Avenue, New York, NY 10153	4,194,808	5.4
*    Less than 1%
(1)Includes 705 RSU shares that will release within 60 days.
(2)Includes 30,000 shares held by a family foundation, 10,000 shares held by Family Trust #1 and 6,400 held by Family Trust #2, each as to which Mr. Cesan may be deemed a beneficial owner.
(3)Includes 261 RSU shares that will release within 60 days.
(4)Includes 700 shares held by a family trust as to which Ms. Serra may be deemed a beneficial owner. Also includes 1,828 RSU shares that will release within 60 days.

2024 Proxy Statement	55

Security Ownership of Certain Beneficial Owners and Management
(5)Includes 175,000 shares held by a family foundation as to which Mr. Smith may be deemed a beneficial owner.
(6)Includes 166,201 vested and exercisable stock appreciation rights (“SARs”).
(7)Includes 61,120 vested and exercisable SARs.
(8)Includes 44,753 vested and exercisable SARs.
(9)Includes 43,350 vested and exercisable SARs.
(10)Includes 25,073 vested and exercisable SARs.
(11)Includes 7,024 RSU and 1,130 PSU shares that will release within 60 days, and 407,509 SARs that are, or will become within 60 days, vested and exercisable.
(12)Beneficial ownership information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024. The Vanguard Group has shared voting power over 103,206 shares, sole dispositive power over 8,580,187 shares and shared dispositive power over 333,391 shares.
(13)Beneficial ownership information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2024. BlackRock, Inc. has sole voting power over 5,514,554 shares and sole dispositive power over 6,110,636 shares.
(14)Beneficial ownership information is based on a Schedule 13G/A filed by Baron Capital Group, Inc., BAMCO, Inc., a subsidiary of Baron Capital Group, Inc., Baron Capital Management, Inc., a subsidiary of Baron Capital Group, Inc., and Ronald Baron, who owns a controlling interest in Baron Capital Group, Inc., with the SEC on February 14, 2024. BAMCO, Inc. has shared voting power of 4,096,808 shares and shared dispositive power of 4,194,808 shares. Baron Capital Group, Inc. has shared voting power of 4,328,192 shares and shared dispositive power of 4,426,192 shares. Baron Capital Management, Inc. has shared voting power and shared dispositive power of 231,384 shares. Mr. Baron has shared voting power of 4,328,192 shares and shared dispositive power of 4,426,192 shares.
In addition to the shares shown in the table above, as of April 8, 2024, (1) the following Directors had CSE’s that release upon termination of service as a director: Mr. Bisson, 3,190; Mr. Bressler, 20,616; Mr. Cesan, 1,063; Ms. Dykstra, 43; Ms. Ferguson, 81; Ms. Fuchs, 29,577; Mr. Grabe, 47,197; Mr. Gutiérrez, 226; Mr. Pagliuca, 1,668; and Ms. Serra, 2,468, and (2) the following Directors had RSU’s that release upon termination of service as a director: Mr. Bisson, 9,431 ; Mr. Bressler, 12,706; Ms. Dykstra, 893; Ms. Ferguson, 893; Mr. Grabe, 4,340; and Ms. Serra, 7,068. See “Compensation of Directors” on page 9 for a description of CSEs issued to directors.

2024 Proxy Statement	56

TRANSACTIONS WITH RELATED PERSONS
Gartner delivers actionable, objective insight to executives and their teams for close to 15,000 enterprises in approximately 90 countries and territories — across all major functions, in every industry and enterprise size. Because of our worldwide reach, it is not unusual for Gartner to engage in ordinary course of business transactions involving the sale of research or consulting services with entities in which one of our directors, executive officers or a greater than 5% owner of our stock, or immediate family member of any of them, may also be a director, executive officer, partner or investor, or have some other direct or indirect interest. We will refer to these transactions generally as related party transactions.
The Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving related person transactions. The Audit Committee has adopted a written Related Person Transaction Policies and Procedures (the “RPT Policy”), which require the Audit Committee to review and approve transactions in which (i) the aggregate amount involved is or is expected to exceed $120,000, (ii) the Company or any of its subsidiaries is a participant, and (iii) any related person has a direct or indirect interest. Under the RPT Policy, related persons include (i) any person who is or was during the last fiscal year a director, executive officer, or any nominee for director, (ii) any person owning 5% or more of the Company’s Common Stock, and (iii) any immediate family members of such persons. Under the RPT Policy, the Audit Committee has pre-approved several categories of transactions with related persons. For transactions that are not pre-approved under the Policy, in reviewing and determining whether to approve related person transactions, the Audit Committee takes into account whether the transaction is available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction, and other factors as the Audit Committee deems appropriate. The Audit Committee will not approve any related person transaction if it determines it to be inconsistent with the interests of the Company and its stockholders.
In addition, the Company maintains a written conflict of interest policy, which is posted on our intranet. The conflict of interest policy prohibits all Gartner employees, including our executive officers, from engaging in any personal, business or professional activity which conflicts with or appears to conflict with their employment responsibilities and from maintaining financial interests in entities that could create an appearance of impropriety in their dealings with the Company. Additionally, the policy prohibits all Gartner employees from entering into agreements on behalf of Gartner with any outside entity if the employee knows that the entity is a related party to a Gartner employee; i.e., that the contract would confer a financial benefit, either directly or indirectly, on a Gartner employee or his or her relatives. All potential conflicts of interest involving Gartner employees must be reported to, and pre-approved by, the General Counsel.
Since January 1, 2023, there were no related party transactions in which any director, executive officer or a greater than 5% owner of our stock, or immediate family member of any of them, had or will have a direct or indirect material interest.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes of ownership with the SEC and to furnish us with copies of the reports they file. To assist with this reporting obligation, the Company prepares and files ownership reports on behalf of its executive officers and directors pursuant to powers of attorney issued by the executive officer or director to the Company. Based solely on our review of these reports, or written representations from certain reporting persons, we believe that during fiscal year 2023, all such reporting persons filed the required reports on a timely basis under Section 16(a), except that (1) a Form 4 was filed late, due to an administrative error, on behalf of Mr. Allard to report one transaction, and (2) a Form 4 was filed late, due to an administrative error, on behalf of Ms. Fuchs to report one transaction.

2024 Proxy Statement	57

PROXY AND VOTING INFORMATION
Information Concerning Proxy Materials and the Voting of Proxies
How can I participate in the 2024 Annual Stockholders’ Meeting?
To be admitted to the Annual Meeting, please visit www.virtualshareholdermeeting.com/IT2024. Online check-in will be available approximately 15 minutes before the meeting starts. Stockholders of record as of the close of business on April 8, 2024, the Record Date, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions, and view the list of registered stockholders as of the Record Date during the Annual Meeting, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/IT2024, enter the 16-digit control number found on your proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”), and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the annual meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.
Stockholders may submit questions during the Annual Meeting. Questions may be submitted during the Annual Meeting at www.virtualshareholdermeeting.com/IT2024. The company will try to answer as many questions as possible during the time scheduled. Additional information regarding the question and answer process, including the types and number of questions permitted, and the time allotted for the question and answer session, will be available in the Annual Meeting rules of conduct and procedures, which will be posted at the virtual Annual Meeting website during the Annual Meeting.
Why is it Important to Vote?
Voting your shares is important to ensure that you have a say in the governance of the Company. Additionally, repeated failure to vote may subject your shares to risk of escheatment. Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in the future of Gartner.
Why Did You Receive a Notice Regarding Availability of Proxy Materials?
The Securities and Exchange Commission (“SEC”) rules allow companies to furnish proxy materials to their stockholders via the Internet. This “e-proxy” process expedites stockholders’ receipt of proxy materials, while significantly lowering the costs and reducing the environmental impact of our annual meeting. Accordingly, on April 16, 2024, we mailed to our stockholders (other than those who previously have requested printed proxy materials) a Notice. If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access our proxy materials for the Annual Meeting on a website, how to request a printed copy of the proxy materials and how to vote your shares. We will mail printed copies of our proxy materials to those stockholders who have already elected to receive printed proxy materials.
If Your Shares Are Held in “Street Name,” How Are Your Shares Voted?
If you are the beneficial owner of shares (meaning that your shares are held in the name of a bank, brokerage or other nominee; i.e., “street name” accounts), you may receive a Notice from that firm containing instructions you must follow in order for your shares to be voted. Additionally, brokers are not permitted to vote on certain items, and may elect not to vote on any of the items, unless you provide voting instructions. A broker “non-vote” occurs when a nominee (such as a bank, broker or other nominee) holding shares for a beneficial owner does not vote on a particular item because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Broker non-votes will not be tabulated in determining whether any of the items presented at the Annual Meeting has obtained the requisite vote to be approved. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on all of the proposals, even if you plan to attend the annual meeting.
If You Are the Holder of Record of Your Shares, How Are Your Shares Voted?
If you are the holder of record of your shares, you will either receive a Notice or printed proxy materials if you have already elected to receive printed materials. The Notice will contain instructions you must follow to vote your shares. If you

2024 Proxy Statement	58

Proxy and Voting Information
received proxy materials in paper form, the materials include a proxy card instructing the holder of record how to vote the shares.
How Can You Get Electronic Access to Proxy Materials?
The Notice provides instructions regarding how to view our proxy materials for the Annual Meeting online. Additionally, proxy materials are available on www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number(s) located on your Notice to access the proxy materials online.
How Can You Request Paper or Email Copies of Proxy Materials?
If you received a Notice by mail, you will not receive a printed copy of the proxy materials. If you want to receive paper or email copies of the proxy materials, you must request them. There is no charge for requesting a copy. To facilitate timely delivery, please follow the instructions included in the Notice.
How Can You Sign Up to Receive Future Proxy Materials Electronically?
You have the option to receive all future proxy statements, proxy cards and annual reports electronically via email or the Internet. If you elect this option, the Company will only mail printed materials to you in the future if you request that we do so. To sign up for electronic delivery, please follow the instructions below under How Can You Vote to vote using the Internet and vote your shares. After submitting your vote, follow the prompts to sign up for electronic delivery.
What is “Householding”?
We have adopted “householding” procedures that allow us to deliver proxy materials more cost-effectively. If you are a beneficial owner of shares and you and other residents at your mailing address share the same last name and also own shares of common stock in an account at the same bank, brokerage, or other nominee, your nominee delivered a single Notice or set of proxy materials to your address. This method of delivery is known as householding. Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. Stockholders participating in householding continue to receive separate proxy cards and control numbers for voting electronically.
We will deliver promptly a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy was delivered. A stockholder who received a single Notice or set of proxy materials to a shared address may request a separate copy of the Notice or proxy materials be sent to him or her by contacting in writing to Broadridge Financial Solutions, Inc. (“Broadridge”), Householding Department at 51 Mercedes Way, Edgewood, New York, 11717, or calling 1-866-540-7095. If you would like to opt out of householding for future deliveries of proxy materials, please contact your broker, bank or other nominee.
Beneficial owners of shares who share an address and receive multiple copies of the proxy materials but want to receive only a single copy of these materials in the future should contact their bank, brokerage or other nominee and make this request.
Who Can Vote at the Annual Meeting?
Only stockholders of record at the close of business on April 8, 2024 (the “Record Date”) may vote at the Annual Meeting. As of the Record Date, there were 77,838,812 shares of Common Stock outstanding and eligible to be voted. This amount does not include treasury shares which are not voted.

2024 Proxy Statement	59

Proxy and Voting Information
How Can You Vote?
You may vote using one of the following methods:

➣	Internet
You may vote on the Internet up until 11:59 PM Eastern Time on June 5, 2024 by going to the website for Internet voting on the Notice or your proxy card (www.proxyvote.com) and following the instructions on your screen. Have your Notice or proxy card available when you access the web page. If you vote by the Internet, you should not return your proxy card.

➣	Telephone
You may vote by telephone by calling the toll-free telephone number on your proxy card (1-800-690-6903), 24 hours a day and up until 11:59 PM Eastern Time on June 5, 2024, and following pre-recorded instructions. Have your proxy card available when you call. If you vote by telephone, you should not return your proxy card.

➣	Mail
If you received your proxy materials by mail, you may vote by mail by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, N.Y. 11717.

➣	At the meeting	You may vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/IT2024 and using your control number.
All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign and submit your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted for each proposal as our Board recommends.
How to Revoke Your Proxy or Change Your Vote
A later vote by any means will cancel an earlier vote. You can revoke your proxy or change your vote before your proxy is voted at the Annual Meeting by giving written notice of revocation to: Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212; or submitting another timely proxy by the Internet, telephone or mail; or voting at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you may revoke your proxy or change your vote by contacting your bank, broker or other holder of record or by voting at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke your prior proxy.
How Many Votes You Have
Each stockholder has one vote for each share of our Common Stock owned on the Record Date for all matters being voted on.
Quorum
A quorum is constituted by the presence, in person or by proxy, of holders of our Common Stock representing a majority of the number of shares of Common Stock entitled to vote. Abstentions and broker non-votes (described above) will be considered present to determine a quorum.

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Proxy and Voting Information
Votes Required

Proposal		Vote Required
1	Election of each of the twelve nominees to our Board of Directors	Majority of votes cast
2	Approval, on an advisory basis, of the compensation of our named executive officers	Majority of shares present and entitled to vote
3	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2024 fiscal year	Majority of shares present and entitled to vote
Proposal One: Each nominee must receive more “FOR” votes than “AGAINST” votes to be elected. Abstentions and broker non-votes will have no effect on the outcome of the election. Any nominee who fails to achieve this threshold must tender his or her resignation from the Board pursuant to the Company’s majority vote standard.
Proposals Two and Three: The affirmative “FOR” vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote is required to approve Proposal Two—the advisory (non-binding) approval of the Company’s executive compensation; and Proposal Three—the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. For Proposals Two and Three, abstentions have the same effect as “AGAINST” votes. Broker non-votes, if any, will have no effect on the outcome of these matters.
If any other matters are brought properly before the Annual Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote on those matters for you. If for any reason any of the nominees is not available as a candidate for director at the Annual Meeting, the persons named as proxies will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors. As of the date of this Proxy Statement, we were unaware of any other matter to be raised at the Annual Meeting.
What Are the Recommendations of the Board?
The Board of Directors recommends that you vote:

Proposals		Board Recommendation
1	Election of each of the twelve (12) nominees to our Board of Directors	☑	FOR EACH NOMINEE
2	Approval, on an advisory basis, of the compensation of our named executive officers	☑	FOR
3	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2024 fiscal year	☑	FOR
Who Is Distributing Proxy Materials and Bearing the Cost of the Solicitation?
This solicitation of proxies is being made by the Board of Directors and we will bear the entire cost of this solicitation, including costs associated with mailing the Notice and related Internet access to proxy materials, the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional solicitation material that we may provide to stockholders. Gartner will request brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others to solicit proxies from these persons and will pay the costs associated with such activities. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic mail and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services. We have also retained Georgeson LLC to assist with the solicitation of proxies at an anticipated cost of $8,000, which will be paid by the Company.
Where can I find the voting results of the Annual Meeting?
We will disclose voting results on a Form 8-K that will be filed with the SEC within four business days after the Annual Meeting, which will also be available on our investor relations website – https://investor.gartner.com.
Who Can Answer Your Questions?
If you have questions about this Proxy Statement or the Annual Meeting, please call our Investor Relations Department at investor.relations@gartner.com.

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Proxy and Voting Information
Stockholder Communications
Stockholders and other interested parties may communicate with any of our directors, including our Chairman of the Board or with non-management directors as a group, by writing to them c/o Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. 10212, Stamford, CT 06904-2212. All communications other than those which on their face are suspicious, inappropriate or illegible will be delivered to the director to whom they are addressed.
Available Information
Our website address is www.gartner.com. The investor relations section of our website is located at https://investor.gartner.com and contains, under the “Governance Documents” link, which can be found on the “Governance” tab, current electronic printable copies of our:

➣	CEO & CFO Code of Ethics, which applies to our Chief Executive Officer, Chief Financial Officer, controller and other financial managers
➣	Code of Conduct, which applies to all Gartner officers, directors and employees
➣	Principles and Practices of the Board of Directors, the corporate governance principles that have been adopted by our Board
➣	Audit Committee Charter
➣	Compensation Committee Charter
➣	Governance/Nominating Committee Charter
This information is also available in print to any stockholder who makes a written request to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212.
Process for Submission of Stockholder Proposals for our 2025 Annual Meeting
The Company has adopted advance notice requirements related to stockholder business, including director nominations. These requirements are contained in our Bylaws, which can be found at https://investor.gartner.com, under the “Governance Documents” link, which can be found on the “Governance” tab and are summarized below. This summary is qualified by reference to the full Bylaw provision.
Proposals for Inclusion in our Proxy Statement
To be considered for inclusion in the proxy statement and proxy card for the 2023 Annual Meeting, proposals of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and stockholder director nominations pursuant to the proxy access provisions of the Bylaws must be submitted in writing to the Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212, and must be received no later than 6:00 p.m. Eastern Time, on December 17, 2024 and, in the case of a proxy access nomination, no earlier than 6:00 p.m. Eastern Time on November 17, 2024. The submission of a stockholder proposal or proxy access nomination does not guarantee that it will be included in our proxy statement, and they must comply with Rule 14a-8 and our Bylaws, respectively.
Other Proposals
If you are a stockholder of record and you want to nominate a director or introduce a proposal on other business at the 2025 Annual Meeting without having it included in our proxy materials, you must deliver written notice no earlier than the close of business (6:00 p.m. Eastern Time) on February 6, 2025 and no later than 6:00 p.m. Eastern Time on March 8, 2025; provided, however, that if the date of the 2025 Annual Meeting is more than 30 days before or after the anniversary date of this year’s Annual Meeting, then you must deliver your written notice no earlier than the close of business 120 days prior to the 2025 Annual Meeting and no later than the close of business 90 days prior to the 2025 Annual Meeting or the 10th day after the Company publicly announces the date of the 2025 Annual Meeting. The notice of such nomination or proposal must comply with the Bylaws.
If you do not comply with all of the provisions of our advance notice requirements, then your proposal may not be brought before the 2025 Annual Meeting. All stockholder notices should be addressed to the Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212. In addition, to comply with Rule 14a-19 under the Exchange Act, the SEC’s universal proxy rule, if a stockholder intends to solicit proxies in support of director nominees submitted under the “advance notice” provisions of our bylaws for our 2025 annual meeting, then we must receive proper

2024 Proxy Statement	62

Proxy and Voting Information
written notice that sets forth all the information required by Rule 14a-19 under the Exchange Act to the Corporate Secretary of the Company no later than 6:00 p.m. Eastern time on April 7, 2025 (or, if the 2025 annual meeting is called for a date that is more than 30 days before or more than 30 days after the first anniversary of this year’s annual meeting, then notice must be provided not later than the close of business on the later of the 60th day prior to the date of the 2025 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company). The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our bylaws as described above.
Annual Report
A copy of our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 10-K”) has been filed with the Securities and Exchange Commission and is available at www.sec.gov. You may also obtain a copy at https://investor.gartner.com. A copy of the 2023 10-K is also contained in our 2023 Annual Report to Stockholders, which accompanies the printed version of this Proxy Statement. A copy of the 2023 10-K will be mailed, without charge, to any stockholder who makes a written request to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212.
By Order of the Board of Directors
Thomas Kim
Secretary
Stamford, Connecticut
April 16, 2024

2024 Proxy Statement	63

Gartner®

GARTNER, INC.
ATTN: INVESTOR RELATIONS
56 TOP GALLANT ROAD
STAMFORD, CT 06902

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IT2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V34201-P01472

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GARTNER, INC.

The Board of Directors recommends you vote FOR each nominee under Proposal 1.

1. Election of Directors to be elected for terms expiring in 2025:

Nominees:	**For**	**Against**	**Abstain**
1a. Peter E. Bisson	☐	☐	☐
1b. Richard J. Bressler	☐	☐	☐
1c. Raul E. Cesan	☐	☐	☐
1d. Karen E. Dykstra	☐	☐	☐
1e. Diana S. Ferguson	☐	☐	☐
1f. Anne Sutherland Fuchs	☐	☐	☐
1g. William O. Grabe	☐	☐	☐
1h. José M. Gutiérrez	☐	☐	☐
1i. Eugene A. Hall	☐	☐	☐
1j. Stephen G. Pagliuca	☐	☐	☐
1k. Eileen M. Serra	☐	☐	☐
1l. James C. Smith	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2.

The Board of Directors recommends you vote FOR Proposal 3.

Please sign as name appears hereon. Joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V34202-P01472

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF GARTNER, INC.

The undersigned hereby appoint(s) Eugene A. Hall, Craig W. Safian and Thomas S. Kim and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorize(s) them to represent and to vote as provided on the other side, all the shares of Gartner, Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Gartner, Inc. to be held June 6, 2024, or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL 1, FOR PROPOSAL 2 AND PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING (INCLUDING, IF APPLICABLE, ON ANY MATTER WHICH THE BOARD OF DIRECTORS DID NOT KNOW WOULD BE PRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS BY A REASONABLE TIME BEFORE THE PROXY SOLICITATION WAS MADE OR FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED IN PROPOSAL 1 BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE).

(Continued and to be marked, dated and signed, on the other side)